UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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VITESSE SEMICONDUCTOR CORPORATION
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741 Calle Plano Drive
Camarillo, California 93012

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Wednesday, February 19, 2014

To Our Stockholders:

The 2014 Annual Meeting of Stockholders of Vitesse Semiconductor Corporation will be held on February 19, 2014, at 9:00 a.m. local time, at the Hyatt Westlake Plaza in Thousand Oaks, 880 S. Westlake Boulevard, Westlake Village, California 91361, for the following purposes:

1.	To elect seven directors to hold office for the ensuing year and until their successors are duly elected;

2.	To approve an amendment to the 2011 Vitesse Employee Stock Purchase Plan;

3.	To hold an advisory vote on executive compensation;

4.	To ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2014; and

5.	To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.
The foregoing items of business are more fully described in the proxy statement accompanying this Notice. Stockholders of record at the close of business on December 23, 2013 are entitled to notice of, and to vote at, the Annual Meeting.
All stockholders are cordially invited to attend the meeting. This year, we are using the Internet as our primary means of furnishing proxy materials to our stockholders. Accordingly, most stockholders will not receive paper copies of our proxy materials. We will instead send our stockholders a notice with instructions for accessing the proxy materials and voting electronically over the Internet or by telephone. The notice also provides information on how stockholders may request paper copies of our proxy materials. You may access the proxy statement and our annual report on the Internet, both of which are available at “www.envisionreports.com/VTSS"
Your vote is important. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting and we urge you to vote as soon as possible. As an alternative to voting in person at the Annual Meeting, you may vote electronically over the Internet or by telephone, or if you receive a proxy card or voting instruction form in the mail, by mailing the completed proxy card or voting instruction form. Timely voting by any of these methods will ensure your representation at the Annual Meeting.

By Order of the Board of Directors,

Camarillo, California	Christopher R. Gardner
December 23, 2013	President and Chief Executive Officer

VITESSE SEMICONDUCTOR CORPORATION
741 Calle Plano Drive
Camarillo, California 93012
(805) 388-3700

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General
The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Vitesse Semiconductor Corporation (“Vitesse” or the “Company”, “us”, “we”, or “our”) for use at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Hyatt Westlake Plaza in Thousand Oaks, 880 S. Westlake Boulevard, Westlake Village, California 91361, on Wednesday, February 19, 2014, at 9:00 a.m. local time and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement is first being made available to all stockholders entitled to vote at the Annual Meeting on or about January 7, 2014.
Record Date and Shares Outstanding
Stockholders of record at the close of business on December 23, 2013 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and at any adjournment(s) thereof. On the Record Date, 57,829,283 shares of our common stock, $0.01 par value, were issued and outstanding.
Revocability of Proxies
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use (i) by delivering to us at our principal offices (Attention: Corporate Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or (ii) by attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from that record holder, and you will need to provide a copy of such proxy at the Annual Meeting.

Attendance at the Annual Meeting
All stockholders of record as of the Record Date may attend the Annual Meeting. Please note that cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. No items will be allowed into the Annual Meeting that might pose a concern for the safety of those attending. Additionally, to attend the meeting you will need to bring identification and proof sufficient to us that you were a stockholder of record as of the Record Date or that you are a representative of a stockholder of record as of the Record Date for a stockholder of record that is not a natural person.
For directions to attend the Annual Meeting, please visit the Hyatt Westlake Plaza website at www.westlake.hyatt.com/en/hotel/our-hotel/map-and-directions.html or contact the hotel via telephone at (805) 557-1234.
Voting and Costs of Solicitation
Shares Directly Held-Stockholder of Record. If you are a “registered holder,” that is your shares are registered in your name through our transfer agent, and you are viewing this proxy over the Internet you may vote electronically over the Internet. For those stockholders who receive a paper proxy in the mail, you may also vote electronically over the Internet or by telephone or by completing and mailing the proxy card provided. The website identified in our Notice of Internet Availability of Proxy Materials provides specific instructions on how to vote electronically over the Internet. Those stockholders who receive a paper proxy by mail, and who elect to vote by mail, should complete and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials. You may request a ballot at the Annual Meeting and vote your shares in person.

Shares Indirectly Held-Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record with respect to those shares. We urge you to direct your broker on how to vote your shares. Beneficial owners may attend the Annual Meeting, but may not vote in person unless you obtain a signed proxy from the stockholder of record giving you the right to vote the shares in person at the Annual Meeting. Your broker or nominee should provide you with a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares. If you did not receive a voting instruction card, please contact the institution holding your shares. We recommend that you vote your shares in advance as described above, so that your vote will be counted if you later decide not to attend the Annual Meeting.
Only proxy cards and voting instruction forms that have been signed, dated and timely returned, and only proxies that have been timely voted electronically or by telephone will be counted in the quorum and voted. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time, Tuesday, February 18, 2014. Stockholders who vote over the Internet or by telephone need not return a proxy card or voting instruction form by mail.
We will bear the entire cost of the solicitation of proxies for the Annual Meeting, including the preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials, this proxy statement, the proxy card, and any additional solicitation materials furnished to stockholders. Solicitations also may be made by personal interview, telephone and electronic communications by directors, officers and other employees of Vitesse without additional compensation. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. No additional compensation will be paid to those individuals for any such services.
If your proxy is properly submitted, the shares represented thereby will be voted at the Annual Meeting in accordance with your instructions. If you are a registered holder and you do not specify how the shares represented thereby are to be voted, your shares will be voted as follows:

•	“For” election of all seven nominees for director as described in Proposal One;

•	“For” approval of the amendment to the 2011 Vitesse Employee Stock Purchase Plan as described in Proposal Two;

•	“For” approval of the advisory vote on executive compensation as described in Proposal Three; and

•	“For” ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm as described in Proposal Four.
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the nominees of our Board of Directors, the persons named as proxies and acting thereunder will have discretion to vote on these matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the date this proxy statement went to press, we did not know of any other matter to be raised at the Annual Meeting.
Some stockholders receive more than one Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form because their shares are held in multiple accounts or registered in different names or addresses. Please vote your shares held in each account to ensure that all of your shares will be voted.
Quorum, Abstentions, Broker Non-Votes, Required Votes
Our bylaws provide that stockholders holding a majority of the shares of Common Stock issued and outstanding and entitled to vote on the Record Date constitute a quorum at meetings of stockholders. Therefore, at the Annual Meeting, the presence, in person or by proxy, of the holders of at least 28,914,642 shares of Common Stock will be required to establish a quorum. Each outstanding share of our Common Stock is entitled to one vote on each proposal at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the Annual Meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares because the matter is not considered a routine matter. The only routine matter that is being submitted to stockholders at the Annual Meeting is Proposal Four, ratification of the appointment of our independent registered public accounting firm.
In the election of the seven directors (Proposal One), you may vote “For” all of the nominees or your vote may be “Withheld” with respect to one or more of the nominees. For all other proposals, you may vote “For,” “Against” or “Abstain.” If you “Abstain,” it has the same effect as a vote “Against.”
If a quorum is present at the Annual Meeting, a plurality of the shares voting will be sufficient to elect the director nominees (Proposal One). This means that the seven nominees for election as directors who receive the most votes “for” election will be elected. Approval of the amendment to the 2011 Vitesse Employee Stock Purchase Plan (Proposal Two), approval of the advisory vote on executive compensation (Proposal Three) and ratification of the appointment of our independent registered public accounting firm (Proposal Four), each will require an affirmative vote of the majority of the shares of Common Stock present or represented at the Annual Meeting with respect to such proposal.
If by the date of the Annual Meeting we do not receive proxies representing sufficient shares to constitute a quorum, the Chairman of the Meeting, or the stockholders entitled to vote thereat, shall have power to adjourn the meeting, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally noticed.

Effect of Not Casting Your Vote
If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Proposal One). In the past, if you held your shares in street name, and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as it deemed appropriate.
Your bank or broker no longer has the discretion to vote your uninstructed shares in the election of directors. Similarly, your bank or broker does not have ability to vote your uninstructed shares on any other matters being submitted to the stockholders for a vote at the Annual Meeting other than ratification of the appointment of our independent registered public accounting firm (Proposal Four). Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote at the Annual Meeting, your shares will not be voted on Proposals One, Two or Three.
Deadline for Receipt of Stockholder Proposals
In order for a stockholder proposal to be considered for inclusion in our proxy statement for our 2015 Annual Meeting of Stockholders, the written proposal must be received by us no later than September 9, 2014 and should contain the information required under our bylaws. If the date of next year's Annual Meeting is moved more than 30 days before or after February 19, 2015, the first anniversary date of this year's Annual Meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials for next year's meeting. Any proposals will also need to comply with Rule 14a-8 of the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company sponsored proxy materials. Proposals should be addressed to our Corporate Secretary, at our principal executive offices.
If you intend to present a proposal at our 2015 Annual Meeting of Stockholders and the proposal is not intended to be included in our proxy statement relating to that meeting, you must give us advance notice of the proposal in accordance with our bylaws. Pursuant to our bylaws, in order for a stockholder proposal to be deemed properly presented in these circumstances, a stockholder must deliver notice of the proposal to our Corporate Secretary, at our principal executive offices after the close of business on November 21, 2014 and before the close of business on December 21, 2014. However, if the date of our 2015 Annual Meeting of Stockholders is more than 30 days before or after February 19, 2015, the first anniversary of this year's Annual Meeting, stockholders must give us notice of any stockholder proposals within a reasonable time before the mailing date of the proxy statement for next year's Annual Meeting. If a stockholder does not provide us with notice of a stockholder proposal in accordance with the deadlines described above, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.
The proxies to be solicited by us through our Board of Directors for our 2015 Annual Meeting of Stockholders will confer discretionary authority on the proxy holders to vote on any stockholder proposal properly presented at the 2015 Annual Meeting of Stockholders if we fail to receive notice of the stockholder's proposal for the meeting by September 9, 2014.

If a stockholder desires only to recommend a candidate for consideration by the Nominating and Corporate Governance Committee as a potential nominee for our Board, see the procedures discussed in “Proposal One-Election of Directors-Process for Recommending Candidates for Election to our Board of Directors.”
Further Information
We will provide without charge to each stockholder solicited by these proxy materials a copy of Vitesse's annual report on Form 10-K for the fiscal year ended September 30, 2013, without exhibits, and any amendments, upon request of such stockholder made in writing to Vitesse Semiconductor Corporation, 741 Calle Plano Drive, Camarillo, California 93012, Attn: Investor Relations. We will also furnish any exhibit to the annual report on Form 10-K, if specifically requested in writing. You can also access our Securities and Exchange Commission (“SEC”) filings, including our annual reports on Form 10-K, on the SEC website at www.sec.gov.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our bylaws provide that the authorized number of directors is a minimum of five and a maximum of nine, with the exact number set by our Board. Currently, the authorized number of directors of the Company is seven, and seven members of our Board are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. Each nominee has consented to be named a nominee in this proxy statement and to serve as a director if elected. If any nominee becomes unable or declines to serve as a director, if additional persons are nominated at the meeting, or if stockholders are entitled to cumulate votes, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will ensure the election of as many of the nominees listed below as possible, and the specific nominees to be voted for will be determined by the proxy holders. We are not aware of any reason that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders, or until a successor has been elected and qualified, or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he or she is or was to be selected as a director or officer.
The names of the nominees and certain information about them as of December 23, 2013, are set forth below. All of the nominees have been nominated by our Board acting on the recommendation of the Nominating and Corporate Governance Committee of our Board, which consists solely of independent members of our Board.
The Board recommends that stockholders vote “For” the election of each of the following nominees.

Nominee	Age	Director Since	Principal Occupation
Matthew Frey (2)(4)	44	2013	Chief Executive Officer of Optimum Energy, LLC
Christopher R. Gardner	53	2006	President and Chief Executive Officer of Vitesse
Steven P. Hanson(2)(4)	65	2007	Retired President and CEO of ON Semiconductor
James H. Hugar (1)(3)(4)	67	2009	Retired Partner of Deloitte & Touche, LLP
Scot B. Jarvis (1)(3)(4)	53	2012	Co-founder of Cedar Grove Partners, LLC
Edward Rogas, Jr. (1)(2)(4)	73	2006	Chairman of the Board of Vitesse, Retired Senior Vice President of Teradyne, Inc.
Kenneth H. Traub(3)(4)	52	2013	President and CEO of Ethos Management, LLC

(1)	Member of the Audit Committee

(2)	Member of the Nominating and Corporate Governance Committee

(3)	Member of the Compensation Committee

(4)	Member of the Strategic Advisory Committee

Vote Required
If a quorum is present, the seven nominees receiving the highest number of votes will be elected to our Board. See “Information Concerning Solicitation and Voting-Quorum, Abstentions, Broker Non-Votes, Required Votes.”
Nominees' Principal Occupation, Business Experience and Qualifications
Matthew Frey has served as a director since March 2013. He is the Chief Executive Officer of Optimum Energy, LLC, a cloud based SaaS provider of energy management applications for complex buildings, data centers, campuses, hospitals and manufacturing facilities, a position he has held since November 2010. For more than 16 years, Mr. Frey has served in senior executive and advisory roles at technology companies, including Data Base, Inc., Payroll Online, World Wide Packets and Optimum Energy. Prior to his current position at Optimum Energy, from January 2004 until its sale to Ciena Corporation in March of 2008, Mr. Frey served as President and Chief Operating Officer of World Wide Packets, a leading provider of Carrier Ethernet solutions. Subsequent to the sale, Mr. Frey served as Ciena's Sr. Vice President of Business Development until January 2009. Mr. Frey brings operational, strategic, industry, and software development expertise to the Board. Mr. Frey holds a BS degree in accounting from Santa Clara University and worked as an auditor at Price Waterhouse in Silicon Valley early in his career.
Christopher R. Gardner has served as a director and our Chief Executive Officer since 2006. From 2002 until he was appointed Chief Executive Officer in 2006, he served as our Vice President and General Manager of the Network Products Division, and from 2000 to 2002, he served as our Vice President and Chief Operating Officer. Prior to joining Vitesse in 1986, Mr. Gardner served as a member of the Technical Staff at Bell Laboratories. Mr. Gardner's extensive career in the semiconductor industry, combined with his broad knowledge and understanding of our Company, the industry and the markets in which we operate, and the issues facing the Company, make Mr. Gardner a valuable member of our Board. Mr. Gardner received his BSEE degree from Cornell University and his MSEE degree from the University of California at Berkeley.
Steven P. Hanson has served as a director since August 2007. For more than 32 years, Mr. Hanson has served in senior executive roles at technology companies, including 28 years at Motorola in various engineering management and leadership positions. Mr. Hanson served as the President and Chief Executive Officer of ON Semiconductor from 1999 to 2003. Mr. Hanson has been a senior partner at Southwest Value Acquisitions LLC, a private equity firm, since 2004. He served as the Chairman of InPlay Technologies, Inc., a high-technology firm delivering leadership human input device technologies and products from 2005 to 2007. Mr. Hanson has served Arizona State University as a member of the Dean's Advisory Council, W.P. Carey School of Business and the Dean's Advisory Council for the Ira A. Fulton School of Engineering. As a former senior executive at technology companies including ON Semiconductor and the General Manager of Europe, Middle East and Africa Semiconductor Group of Motorola, Mr. Hanson brings operational, strategic and industry expertise to our Board. Mr. Hanson holds a BSEE degree from the College of Engineering at Arizona State University.
James H. Hugar has served as a director since October 2009. Mr. Hugar retired from Deloitte & Touche, LLP, where he was an audit partner from 1982 to 2008, specializing in the financial services industry. Prior to his retirement, he served as the partner-in-charge of the Southern California Investment Companies Industry and Broker/Dealer Practice Unit. Mr. Hugar serves on the Board of Advisors of American Relocation & Logistics, Inc., a privately-held company. With over 35 years of experience in public accounting, including participation at hundreds of audit committee meetings and serving as a director/advisor for both privately and publicly held companies, Mr. Hugar brings public company financial expertise to our Board. Mr. Hugar holds a BS degree in Accounting from Pennsylvania State University and an MSBA degree from the University of California, Los Angeles, and is a Certified Public Accountant.
Scot B. Jarvis has served as a director since May 2012. Mr. Jarvis co-founded Cedar Grove Partners, LLC, an investment and consulting/advisory partnership with a focus on wireless communication investments in 1997, and currently is its managing member. While at Cedar Grove, he has invested in several successful early-stage companies in the telecommunications area and has served on a number of public and private boards. Prior to co-founding Cedar Grove, Mr. Jarvis served as a senior executive of Eagle River, Inc., a Craig McCaw investment firm. While at Eagle River, he founded Nextlink Communications (now XO Communications) on behalf of McCaw and served on its board of directors. Mr. Jarvis has also served on the board of directors of Nextel Communications, Leap Wireless International, NextG Networks, Inc., Wavelink Communications Inc., NextWeb, Inc., and Cantata Technologies, Inc. From 1985 to 1994, Mr. Jarvis served in several executive capacities at McCaw Cellular Communications up until it was sold to AT&T. Mr. Jarvis currently serves on the board of Kratos Defense & Security Solutions (NASDAQ: KTOS) and Airspan Networks Inc. (OTCMKTS: AIRO), both publicly traded companies. In addition, Mr. Jarvis currently serves on the board of directors of Good Technology, Inc., Root Wireless, Inc., MobiTV, Inc. and Slingshot Sports, LLC, all four of which are private companies. He is a venture partner with Oak Investment Partners, a venture capital firm. Mr. Jarvis brings to our Board extensive experience in the technology industry and public company board experience. Mr. Jarvis holds a BA degree in business administration from the University of Washington.
Edward Rogas, Jr. has served as a director and Chairman of our Board since 2006. Mr. Rogas is a director and consultant to companies in the technology industry. He served as a Senior Vice President at Teradyne, Inc., an automated test equipment manufacturer, from 2000 to 2005. From 1976 to 2000, he held various management positions in the semiconductor ATE portion of Teradyne, Inc., including Vice President from 1984 to 2000. From 1973 to 1976, he served as a Vice President at American Research and Development. Mr. Rogas serves on the Board of FormFactor, Inc., a manufacturing test-technology company, and Vignani Technologies, Pvt. Ltd. (a private Indian company). Mr. Rogas previously served on the board of directors of Photon Dynamics, Inc., a provider of LCD panel testers. Mr. Rogas brings to our Board extensive experience in engineering development and operations in the technology industry, financial sophistication and public company board experience. Mr. Rogas holds a BS degree from the United States Naval Academy and an MBA degree from Harvard Business School.
Kenneth H. Traub has served as a director since March 2013. He is the President and Chief Executive Officer of Ethos Management LLC, which specializes in investing in and advising public companies to execute strategies to build and unlock stockholder value, a position he has held since January 2009. From 1999 until its acquisition by JDS Uniphase Corp. (“JDSU”)

in February 2008, he served as President and Chief Executive Officer of American Bank Note Holographics, Inc. (“ABNH”), a leading global supplier of optical security devices. Mr. Traub managed the turnaround, growth and sale of ABNH, and under his leadership, ABNH's stockholders achieved a gain exceeding 1,000 percent. Following the sale of ABNH, he served as Vice President of JDSU, a global leader in optical technologies and telecommunications, through September 2008. In 1994, Mr. Traub co-founded Voxware, Inc., a pioneer in voice over Internet protocol communication technologies, and served as its Executive Vice President and Chief Financial Officer through 1998. From 1988 to 1994, he served as Vice President of Trans-Resources, Inc., a multinational holding company and investment manager. Mr. Traub currently serves on the boards of directors of the following SEC reporting companies: (i) MRV Communications, Inc. (OTCQB: MRVC), a leading provider of optical communications network equipment and integration (Mr. Traub is currently Chairman of the Board), (ii) DSP Group, Inc. (NASDAQ: DSPG), a leading global provider of wireless chipset solutions for converged communications, (iii) Athersys, Inc. (NASDAQ: ATHX), a biotechnology company engaged in the discovery and development of therapeutic product candidates designed to extend and enhance the quality of human life, and (iv) Xyratex Limited (NASDAQ: XRTX), a leading supplier of data storage technologies. He previously served on the Boards of Directors of (i) Phoenix Technologies, Inc. (NASDAQ: PTEC), a supplier of the basic input output system for the personal computer industry, from November 2009 until its sale in November 2010, (ii) iPass, Inc. (NASDAQ: IPAS), a leading global provider of mobility services for Enterprises and Carriers from June 2009 to June 2013, and (iii) MIPS Technologies, Inc. (NASDAQ: MIPS), a leading provider of industry standard processor architectures and cores from November 2011 until its sale in February 2013. He also served as the Chairman of the Board of the New Jersey chapter of the Young Presidents Organization in 2010 and 2011. He received a BA degree from Emory College, and an MBA from Harvard Business School. Mr. Traub has over 20 years of senior management, corporate governance, turnaround and transactional experience with various public and private companies. His wealth of executive management and board experience and corporate governance awareness from his experience as a senior executive of public companies and his current and past service as a director allows him to provide valuable advice and guidance to our Board.
Director Independence
The Board has determined that all of its current members and the nominees for election at the Annual Meeting, other than Mr. Gardner, meet the criteria for independence set forth in the NASDAQ Listing Rules and the Company's Corporate Governance Guidelines. Mr. Gardner does not qualify as independent because he is a Vitesse employee. Our Corporate Governance Guidelines are posted on our website at www.vitesse.com under “Investors - Corporate Governance.”
In making its determination, our Board considered the objective tests and the subjective tests for determining who is an “independent director” under the NASDAQ Listing Rules. The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In assessing independence under the subjective test, our Board took into account the standards in the objective tests, and reviewed and discussed additional information provided by the directors and the Company with regard to each director's business and personal activities as they may relate to us and our management for the three year period preceding the date of determination, including the circumstances leading to Messrs. Frey and Traub's nominations for election to the Board at the 2013 Annual Meeting which occurred at the request of Raging Capital Fund, LP ("the Fund"), as well as the Fund's compensation of Mr. Traub for his service on the Board as disclosed in the Fund's filings with the SEC. Based on all of the foregoing, as required by NASDAQ rules, our Board made a subjective determination as to each independent director that no relationships exist which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
The Board and Board Committees
Board of Directors
The Board held a total of 13 meetings during fiscal year 2013. Each of our incumbent directors attended at least 75 percent of the aggregate of all meetings of our Board and the committees of our Board upon which such director served in fiscal year 2013. Under our Corporate Governance Guidelines, our Board is required to hold an executive session at each meeting of our Board at which employee directors are not present.
Our Board has been chaired by Mr. Rogas since December 2006. As chairman of our Board, Mr. Rogas also serves as our Lead Director. The Board has elected to maintain a leadership structure with an independent director chairman, elected by vote of the independent directors, because we believe that, at this time, our Company and its stockholders are best served by having an independent chairman convene, establish, after consultation with management, set agenda items for and preside over meetings of our Board and executive sessions of the independent directors. We further believe that our corporate governance principles and policies ensure that strong and independent directors will continue to effectively oversee our management and key issues related to long-range business plans, strategic issues, risks and integrity.

During fiscal year 2013, our Board had three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Our Board also maintained a Strategic Advisory Committee as an ad hoc committee of our Board with an indefinite term.
Audit Committee
The Audit Committee, which consists of Messrs. Hugar, Jarvis and Rogas, has been chaired by Mr. Hugar since December 2009. All of the members of the Audit Committee are “independent” as defined under rules promulgated by the SEC and meet the NASDAQ Listing Rules criteria for independence. Our Board has determined that Mr. Hugar is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K. Among other things, the Audit Committee assists our Board of Directors in its oversight of the integrity of our financial statements, the qualifications and independence of our independent auditors, the performance of our internal audit function, compliance with legal and regulatory requirements, our disclosure controls, and our systems of internal controls. The Audit Committee held six meetings during fiscal year 2013. A copy of the Audit Committee charter is available on our website at www.vitesse.com under “Investors - Corporate Governance.”
Compensation Committee
The Compensation Committee, which consists of Messrs. Hugar, Jarvis and Traub, has been chaired by Mr. Jarvis since March 2013. The Compensation Committee, among other things, reviews and approves our executive compensation policies and programs, and grants stock options and other equity awards to our employees, including officers, pursuant to our stock incentive plans. See “Compensation Discussion and Analysis” and “Proposal One - Election of Directors -Director Compensation” below for a description of our processes and procedures for the consideration and determination of executive and director compensation. The Compensation Committee held eight meetings during fiscal year 2013. A copy of the Compensation Committee charter is available on our website at www.vitesse.com under “Investors - Corporate Governance.”
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee, which consists of Messrs. Frey, Hanson and Rogas, has been chaired by Mr. Hanson since June 2009. The Nominating and Corporate Governance Committee, among other things, assists our Board by making recommendations to our Board on matters concerning director nominations and elections, board committees and corporate governance. The Nominating and Corporate Governance Committee held eight meetings during fiscal year 2013. A copy of the Nominating and Corporate Governance Committee charter is available on our website at www.vitesse.com under “Investors - Corporate Governance.”
Strategic Advisory Committee
The Board forms ad hoc committees from time to time to assist our Board in fulfilling its responsibilities with respect to matters that are the subject of the ad hoc committee's mandate. During fiscal year 2013, the Board maintained a Strategic Advisory Committee to assist our Board by making recommendations on transactions and initiatives that the committee believes are reasonably likely to maximize stockholder value. The Strategic Advisory Committee has been chaired by Mr. Rogas since its formation in fiscal year 2012, and currently consists of Messrs. Frey, Hanson, Hugar, Jarvis, Rogas and Traub.
Corporate Governance Guidelines
The Company maintains a set of Corporate Governance Guidelines, which can be found on our website at www.vitesse.com under “Investors - Corporate Governance.” The Corporate Governance Guidelines cover a range of governance related matters, including requirements that our Board maintain an independent Chairman of the Board, and that at least three fourths of our Board as well as the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee consist of independent members. The Corporate Governance Guidelines also provide that no director may serve on the board of more than three other public companies while serving on Vitesse's Board. Our Board waived this guideline with respect to Mr. Traub, who presently serves on the board of four other public companies. Additionally, the Corporate Governance Guidelines provide that the Board should not nominate any incumbent director or candidate who has already attained the age of 72, unless the age limitation is waived by a unanimous vote of independent directors. Our Board waived this guideline with respect to Mr. Rogas’ nomination for election at the Annual Meeting.

Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics for members of our Board, our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller and persons performing similar functions, and all other officers and employees of the Company and its consolidated subsidiaries. A copy of this Code is posted on our website at www.vitesse.com under “Investors - Corporate Governance.” We intend to disclose any amendment to, or waiver from, the provisions of this Code on our website at www.vitesse.com under “Investors - Corporate Governance.”
Board's Role in Risk Oversight
Our management team is responsible for identifying, assessing and managing the material risks facing our Company. Our Board's role in risk oversight includes receiving regular updates from management on areas of material risks and key strategies and initiatives. Our Board also participates in a review of the Company's annual operating plan, which includes the identification of the most significant risks facing our business and evaluation of how the Company's corporate strategies align to manage those risks. While our Board is ultimately responsible for risk oversight, each committee assists our Board in fulfilling its oversight responsibilities. The Audit Committee oversees management of financial risks. The Compensation Committee provides oversight of the Company's compensation policies and practices including risks associated with executive compensation. The Nominating and Corporate Governance Committee manages risks associated with corporate governance, including the independence of Board members, Board composition, and policies and procedures such as our Code of Business Conduct and Ethics and Corporate Governance Guidelines, used to promote ethical conduct and compliance with law.
The full Board has evaluated Vitesse's overall compensation policies and practices for its employees to determine whether such policies and practices create incentives that can affect Vitesse's risk and management of that risk, and has further assessed whether any risks arising from these policies and practices are reasonably likely to have a material adverse effect on us. Our Board has concluded that the risks arising from our policies and practices are not reasonably likely to have a material adverse effect on us.
The Compensation Committee and our Board, in connection with their assessment of performance criteria for fiscal year 2013, concluded that while the criteria or targets reward prudent risk-taking in support of our objectives, they do not encourage or promote inappropriate risk-taking by the participants.
Attendance at Annual Meeting by Directors
It is the policy of the Company that, absent extraordinary circumstances, each member of our Board shall attend our Annual Meeting of Stockholders. All of our Board members attended the last year's Annual Meeting of Stockholders.
Compensation Committee Interlocks and Insider Participation
Messrs. Hugar, Jarvis, LaRosa, Lyon, Rogas and Traub were members of the Compensation Committee during fiscal year 2013 (Messrs. LaRosa, Lyon and Rogas left the committee and Messrs. Hugar, Jarvis and Traub joined the committee in March 2013). None of the committee members has ever served as an officer of Vitesse. None of the committee members served as an employee of Vitesse during fiscal year 2013 or had any relationship requiring disclosure by us under Item 404 of Regulation S-K. During fiscal year 2013, none of our executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on our Compensation Committee or Board of Directors.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own beneficially more than 10 percent of a registered class of our equity securities to file reports of ownership and changes in ownership within specified periods with the SEC. To our knowledge, based solely on our review of the copies of Section 16(a) forms required to be furnished to us with respect to fiscal year 2013 and written representations that no other reports were required, we believe that our executive officers, directors, and greater than 10 percent stockholders complied with the Section 16(a) reporting requirements during fiscal year 2013.
Process for Recommending Candidates for Election to our Board of Directors
The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. A stockholder that desires to recommend a candidate for election to our Board must direct the recommendation in writing to us at our principal offices (Attention: Corporate Secretary) and must include the candidate's name, age, home and business contact information, principal occupation or employment, the number of shares beneficially owned by the nominee, whether any hedging transactions have been entered into by the nominee or on his or her behalf, information regarding any arrangements or understandings between the nominee and the stockholder nominating the nominee or any other persons relating to the nomination, a written statement by the nominee acknowledging that the nominee will owe a fiduciary duty to the Company, if elected, and any other information required to be disclosed about the nominee if proxies were to be solicited to elect the nominee as a director. For a stockholder recommendation to be considered by the Nominating and Corporate Governance Committee as a potential candidate at an Annual Meeting, nominations must be received on or before the deadline for receipt of stockholder proposals for such meeting. In the event a stockholder decides to nominate a candidate for director and solicits proxies for such candidate, the stockholder will need to follow the rules set forth by the SEC and in our bylaws. See “Information Concerning Solicitation and Voting − Deadline for Receipt of Stockholder Proposals.”
The Nominating and Corporate Governance Committee's criteria and process for evaluating and identifying the candidates that it approves as director nominees are as follows:

•	The committee regularly reviews the current composition and size of our Board.

•
The committee reviews the qualifications of any candidates who have been properly recommended by a stockholder, as well as those candidates who have been identified by management, individual members of our Board or, if the committee determines, a search firm. Such review may, in the committee's discretion, include a review solely of information provided to the committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the committee deems proper.

•
The committee evaluates the performance of our Board as a whole and evaluates the performance and qualifications of individual members of our Board eligible for re-election at an Annual Meeting of Stockholders.

•
The committee considers the suitability of each candidate, including the current members of our Board, in light of the current size and composition of our Board. Except as may be required by rules promulgated by the NASDAQ Stock Market or the SEC, it is the committee’s belief that there are no specific minimum qualifications that must be met by any candidate for our Board, nor are there specific qualities or skills that are necessary for one or more of the members of our Board to possess. In selecting new directors of the Company, consideration will be given to each individual director’s (i) personal qualities, experiences, and abilities; (ii) the collective skills of all of the directors, taking into account the responsibilities of our Board; and (iii) qualifications imposed by law and regulation. As stated in the Company’s Corporate Governance Guidelines, the Company has the following expectations of its directors and director candidates:

•	Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders;

•	Directors must have an inquisitive and objective perspective, practical wisdom and mature judgment;

•
Directors should represent diverse experiences at a strategy/policy setting level, and should be people who have high-level managerial experience, and who are accustomed to dealing with complex problems;

•	Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on our Board for an extended period of time;

•	Directors should possess a willingness to challenge and stimulate management and demonstrate the ability to work as part of a team in an environment of trust; and

•	Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities.

•	The committee may, from time-to-time, establish additional qualifications for directors as it deems appropriate.

•
In evaluating the qualifications of the candidates, the committee considers many factors, including, issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. However, our Board has not adopted a formal diversity policy. The committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. The committee considers each individual candidate in the context of the current perceived needs of our Board as a whole.

•	After such review and consideration, the committee recommends the slate of director nominees to the full Board for its approval.
The Nominating and Corporate Governance Committee will endeavor to notify, or cause to be notified, all director candidates, including those recommended by a stockholder, of its decision as to whether to nominate such individual for election to our Board.
Stockholder Communication with our Board of Directors
Any stockholder may contact any of our directors by writing to them by mail, c/o our Corporate Secretary, at our principal executive offices, the address of which appears on the cover of this proxy statement.
Any stockholder may report to us any complaints regarding accounting, internal accounting controls or auditing matters. Any stockholder who wishes to so contact us should send such comments to the Audit Committee, c/o James H. Hugar, at our principal executive offices, the address of which appears on the cover of this proxy statement.
Any stockholder communications sent to our Board will first go to our Corporate Secretary, who will log the date of receipt of the communication as well as the identity and contact information of the correspondent in our stockholder communications log. After logging the communication, our Corporate Secretary will forward the communication to the Chairman of our Board (in the case of communications directed to the whole Board) or to the applicable individual director(s) addressed in the correspondence.
In the case of any complaints, the appropriate committee of our Board will review and, if appropriate, investigate the complaint in a timely manner. In the case of accounting or auditing related matters, a member of the Audit Committee, or the Audit Committee as a whole, will review the summary of the communication, the results of the investigation, if any, and, if appropriate, the draft response. The summary and response will be in the form of a memo, which will become part of the stockholder communications log that the Corporate Secretary maintains with respect to all stockholder communications.
Director Compensation
The general policy of our Board is that compensation for non-employee directors should be a mix of cash and equity-based compensation. We do not pay management directors for Board service in addition to their regular employee compensation. The Compensation Committee, which consists solely of independent directors, has the primary responsibility for reviewing and considering any revisions to director compensation. Our Board reviews the Compensation Committee's recommendations and determines the amount and type of director compensation.
The Compensation Committee can engage the services of outside advisers, experts and others to assist the committee. During fiscal year 2012, the Compensation Committee engaged independent compensation consultant, Radford, an Aon Hewitt Company, to review director compensation and make recommendations to the Compensation Committee for changes in director compensation for fiscal year 2013.
Effective October 1, 2012, on the recommendation of the Compensation Committee, our Board of Directors modified non-employee director compensation to provide for a fixed amount of cash compensation for service on our Board and on each of our Board's standing committees, and to provide for grants of initial and annual RSU awards to be for a fixed number of shares. Prior to these changes, non-employee director compensation included a mix of fixed annual cash retainers and variable per meeting cash fees, and initial and annual equity awards determined based on a fixed dollar amount that resulted in the issuance of restricted stock units (RSUs) for a number of shares determined based on Vitesse's stock price at the time of the award.
Our Board may continue to provide for payment of per meeting cash fees for service on ad hoc committees of our Board established from time-to-time, and determined to pay such fees for service on the Strategic Advisory Committee. Our Board also authorized an additional grant of RSUs for service on the Strategic Advisory Committee.
Non-employee director compensation consists of the following elements:

•	Annual retainer of $40,000;

•	Chairperson of the Board − additional retainer fee of $25,000;

•	Committee chairpersons − additional retainer fees of $20,000 for the Audit Committee, $15,000 for the Compensation Committee, and $10,000 for the Nominating and Corporate Governance Committee;

•
Committee membership (excluding chairpersons) − additional retainer fees of $10,000 for the Audit Committee, $8,000 for the Compensation Committee, and $5,000 for the Nominating and Corporate Governance Committee;

•	Annual equity compensation of 9,500 RSUs, which RSUs are automatically granted on the second Monday in January of the applicable year and vest fully on the first anniversary of the grant date; and

•
Strategic Advisory Committee membership fees − $1,000 for attendance at each in-person meeting and $500 for attendance at each scheduled conference call meeting, and 4,000 RSUs to be automatically granted on the second Monday in January of the applicable year and vest fully on the first anniversary of the grant date.

A non-employee director also is entitled to receive, upon initial election or appointment to our Board, a one-time award of equity compensation of 14,000 RSUs to be granted on the date of the director's appointment or election to our Board and to vest in three annual installments of 33% on the first three anniversaries of the grant date.
If a non-employee director is appointed to our Board in between Annual Meetings of Stockholders, the annual cash compensation payable to that director is pro-rated for the remaining portion of the term in which the director is appointed to our Board, and the first award of annual equity compensation to be automatically granted to the director on the second Monday in January of the year following the director's appointment is pro-rated based on the length of the director's service on our Board since the date of the previous year's annual award of equity compensation.
The following table details the total compensation earned by our non-employee directors in fiscal year 2013.
Director Summary Compensation

Director	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Total
Matthew B. Frey (3)(11)	$32,250	$29,400	$61,650
Steven P. Hanson (4)(11)	62,500	30,105	92,605
James H. Hugar (5)(11)	74,000	30,105	104,105
Scot B. Jarvis (6)(11)	65,750	22,579	88,329
G. William LaRosa (7)(11)	27,000	—	27,000
G. Grant Lyon (8)(11)	28,000	—	28,000
Edward Rogas, Jr. (9)(11)	88,000	30,105	118,105
Kenneth H. Traub (10)(11)	35,000	29,400	64,400
	$412,500	$171,694	$584,194

(1)
Represents awards of restricted stock units, each of which entitles the director to receive one share of our Common Stock at the time of vesting, without the payment of an exercise price or other cash consideration.

(2)
These amounts represent the grant date fair value of the stock awards granted in fiscal year 2013 determined in accordance with ASC Topic 718. These amounts may not correspond to the actual value eventually realized by the director, which depends in part on the market value of our Common Stock in future periods. Assumptions used in calculating these amounts are set forth in the Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended September 30, 2013.

(3)
Mr. Frey’s compensation was prorated for a partial year of service; he joined the Board as of the 2013 Annual Meeting of stockholders on March 7, 2013. Mr. Frey served as a member of the Nominating and Corporate Governance Committee and Strategic Advisory Committee during fiscal year 2013.

(4)	Mr. Hanson served as Chairman of the Nominating and Corporate Governance Committee and a member of the Audit Committee and Strategic Advisory Committee during fiscal year 2013.

(5)	Mr. Hugar served as Chairman of the Audit Committee and a member of the Compensation Committee, Nominating and Corporate Governance Committee and Strategic Advisory Committee during fiscal year 2013.

(6)	Mr. Jarvis served as Chairman of the Compensation Committee and a member of the Audit Committee and Strategic Advisory Committee during fiscal year 2013.

(7)
Mr. LaRosa’s compensation was prorated for a partial year of service; he left the Board as of the 2013 Annual Meeting of stockholders on March 7, 2013. Mr. LaRosa served as a member of the Compensation Committee, Nominating and Corporate Governance Committee and Strategic Advisory Committee during fiscal year 2013.

(8)
Mr. Lyon’s compensation was prorated for a partial year of service; he left the Board as of the 2013 Annual Meeting of stockholders on March 7, 2013. Mr. Lyon served as Chairman of the Compensation Committee and a member of the Strategic Advisory Committee during fiscal year 2013.

(9)
Mr. Rogas served as Chairman of our Board and Chairman of the Strategic Advisory Committee and as a member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee during fiscal year 2013.

(10)
Mr. Traub’s compensation was prorated for a partial year of service; he joined the Board as of the 2013 Annual Meeting of stockholders on March 7, 2013. Mr. Traub served as a member of the Compensation Committee and Strategic Advisory Committee during fiscal year 2013.

(11)
On January 14, 2013, each of Messrs. Hanson, Hugar, LaRosa, Lyon, and Rogas received an RSU award for 13,500 shares of Common Stock and Mr. Jarvis received an RSU award for 10,125 shares of Common Stock, which RSU awards vest in full on the first anniversary of the date of grant. On March 7, 2013, Messrs. Frey and Traub received initial RSU awards for 14,000 shares of Common Stock, which vests in three equal installments on the first, second and third anniversaries of the date of grant.

Stock Ownership Guidelines for Non-Employee Directors
The Board of Directors has established stock ownership guidelines for non-employee directors. Each non-employee director is expected to own Vitesse Common Stock-based holdings equal in value to at least three times such director's annual cash retainer for service on our Board, excluding retainers and other amounts paid for service as Chairperson, Lead Director or on committees of our Board. Non-employee directors may count toward these guidelines the value of (i) shares they or their immediate family members own directly or in trust, including the vested portion of shares issued as restricted stock awards, and (ii) the vested portion of restricted stock units held by them and for which shares of Common Stock have not been issued, including shares that have not been issued due to a recipient's election to defer the settlement date for such vested restricted stock units. Each non-employee director is expected to achieve this level of ownership by the later of August 9, 2015 or the third anniversary of his or her election to our Board of Directors.
The share ownership of the non-employee directors serving at September 30, 2013 is reported below, and is based on the closing market price of our common stock (which was $3.04 on September 30, 2013):

Director	Current Ownership Guideline as a Multiple of Annual Cash Retainer Fee	Ownership as a Multiple of Annual Cash Retainer Fee as of September 30, 2013
Matthew B. Frey	3	—
Steven P. Hanson	3	5
James H. Hugar	3	6
Scot B. Jarvis	3	5
Edward Rogas, Jr.	3	6
Kenneth H. Traub	3	5

PROPOSAL TWO

APPROVAL OF
AMENDMENT TO 2011 EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors has approved an amendment to the Company’s 2011 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of common stock available for purchase under the plan from 2.5 million shares to 5.5 million shares. We are asking stockholders to approve the amendment to the ESPP. The ESPP allows employees to purchase shares of our common stock at a discount using payroll deductions. The ESPP entitles employees in the United States to receive special tax treatment provided by the Internal Revenue Code (the “Code”). A copy of the ESPP, as amended, is attached to this proxy statement as Appendix A. The description below is a summary and not intended to be a complete description of the ESPP. Please read the ESPP for more detailed information.
Description of the Employee Stock Purchase Plan
The purpose of the ESPP is to provide employees of the Company and those subsidiaries designated to participate in the ESPP with an opportunity to purchase shares of common stock. The ESPP has two portions-one portion for employees in the United States and one portion for international employees.
The portion of the ESPP for employees in the United States is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of such portion of the ESPP, accordingly, will be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.
A total of 2.5 million shares of common stock originally were available for issuance and purchase under the ESPP when it was approved by stockholders in 2011. At December 23, 2013, 726,014 shares remained available for issuance and purchase under the ESPP, and we anticipate issuing approximately 368,000 additional shares on the next purchase date scheduled to occur on January 31, 2014. Accordingly, following the next purchase date, there will only be approximately 358,014 shares of common stock available for issuance under the ESPP.
If the amendment to the ESPP is approved, an additional 3.0 million shares of common stock will be available for issuance and purchase under the ESPP. Of these additional shares, the number of shares of common stock available for issuance and purchase under the portion of the ESPP for United States employees will be 3.0 million shares of common stock less the number of shares of common stock used for the employee stock purchase programs for employees outside the United States. If any purchase right terminates for any reason without having been exercised, the shares of common stock not purchased under such purchase right shall again become available for the ESPP.
The ESPP is administered by the Compensation Committee of our Board. The Compensation Committee has the full and exclusive discretionary authority to construe and interpret the ESPP and the rights granted under it, to designate from time-to-time which subsidiaries of the Company will participate in the ESPP, to establish rules and regulations for the administration of the ESPP, and to amend the ESPP to satisfy applicable laws, to obtain any exemption under such laws or to reduce or eliminate any unfavorable legal, accounting or other consequences. The Compensation Committee also may adopt special rules for employees of the Company’s international subsidiaries to conform to the particular laws and practices of the countries in which such employees reside.
Eligibility
Generally, all employees of the Company and its designated subsidiaries whose customary employment is for more than 20 hours per week and who have completed at least six months of service with the Company or any subsidiary are eligible to participate in the ESPP. Employees of designated subsidiaries outside the United States may have different eligibility requirements as determined appropriate by the Compensation Committee, for example, to accommodate local requirements and practices. However, any employee who would own or have options to acquire five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary is excluded from participating in the ESPP. As of November 29, 2013, there were approximately 230 employees eligible to participate in the ESPP.
Purchase of Shares of Common Stock
Pursuant to procedures established by the Compensation Committee, eligible employees may elect to have a portion of their compensation used to purchase shares of common stock. Purchase periods are established and purchases of shares of common stock are made on the last trading day of the purchase period with compensation amounts withheld from employees during the purchase period. Pursuant to procedures established by the Compensation Committee, employees may withdraw with respect to a future purchase period. If an employee withdraws from a future purchase period, such employee may not recommence withholding of compensation for the purchase of shares of common stock until the following purchase period. The Compensation Committee has established a purchase period under the ESPP of six months, ending on January 31 and July 31.
On each purchase date (the last trading day of each purchase period), any amounts withheld from an employee’s compensation during the applicable purchase period for purposes of the ESPP will be used to purchase the greatest number of whole shares of common stock that can be purchased with such amounts. The purchase price for a share of common stock will be set, unless the Compensation Committee determines higher percentages, at the lesser of (i) eighty-five percent (85%) of the fair market value of a share of common stock on the first trading day of the purchase period or (ii) eighty-five percent (85%) of the fair market value of a share of common stock on the purchase date. For purposes of the ESPP, “fair market value” generally means the closing sales price of a share of common stock for the day. As of December 18, 2013 the closing sales price of a share of common stock as reported on the NASDAQ Global Market was $2.72 per share.
The Code limits the aggregate fair market value of the shares of common stock (determined as of the beginning of the purchase period) that any employee in the United States may purchase under the ESPP during any calendar year to $25,000. In addition, an employee may purchase a maximum number of shares determined by dividing $25,000 by the fair market value of the shares on the first day of the applicable offering period and the Compensation Committee may further limit the number of shares that an employee may purchase in any purchase period. Employees in the United States must notify the Company if shares of common stock are disposed of in a disposition that does not satisfy the holding period requirements of Section 423 of the Code (generally, as discussed below, two years from the beginning of the applicable purchase period).
The Company pays the administrative costs associated with the operation of the ESPP. The employees pay any brokerage commissions that result from their sales of shares of common stock.
The Company may deduct or withhold or require employees to pay to the Company any federal, state, local and other taxes the Company is required to withhold with respect to any event arising as a result of the ESPP. The Company may also deduct those amounts from the employees’ wages or compensation.
Effect of Certain Corporate Events
The ESPP provides for adjustment of the number of shares of common stock which may be granted under the ESPP as well as the purchase price per share of common stock and the number of shares of common stock covered by each purchase right for any increase or decrease in the number of shares of common stock resulting from a stock split, reverse stock split, stock dividend, extraordinary cash dividend, combination or reclassification of the common stock or recapitalization, reorganization, consolidation, split-up, spin-off or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by the Company.
In the event of any corporate transaction, the Compensation Committee may make such adjustment it deems appropriate to prevent dilution or enlargement of rights in the ESPP, in the number, class of or price of shares of common stock available for purchase under the ESPP and in the number of shares of common stock which an employee is entitled to purchase and any other adjustments it deems appropriate. In the event of any such transaction, the Compensation Committee may elect to have the purchase rights under the ESPP assumed or such purchase rights substituted by a successor entity, to set an earlier purchase date, prior to the consummation of such corporate transaction, to terminate all outstanding purchase rights either prior to their expiration or upon completion of the purchase of shares of common stock on the next purchase date, or to take such other action deemed appropriate by the Compensation Committee.
Amendment and Termination
The Board may amend the ESPP at any time, provided such amendment does not cause rights issued under the portion of the ESPP for United States employees to fail to meet the requirements of Section 423 of the Code. Moreover, any amendment for which stockholder approval is required under Section 423 of the Code or any securities exchange on which the shares are traded must be submitted to the stockholders for approval. The Board may suspend or terminate the ESPP any time.
U.S. Federal Income Tax Consequences
The following discussion is only a brief summary of the United States federal income tax consequences to the Company and employees under the portion of the ESPP applicable to employees in the United States. It is based on the Code as in effect as of the date of this proxy statement. The discussion relates only to United States federal income tax treatment; state, local, foreign, estate, gift and other tax consequences are not discussed. The summary is not intended to be a complete analysis or discussion of all potential tax consequences.
The amounts deducted from an employee’s pay pursuant to the ESPP will be included in the employee’s compensation and be subject to federal income and employment tax. Generally, no additional income will be recognized by the employee either at the beginning of the purchase period when purchase rights are granted pursuant to the ESPP or at the time the employee purchases shares of common stock pursuant to the ESPP.
If the shares of common stock are disposed of at least two years after the first day of the purchase period to which the shares of common stock relate and at least one year after the shares of common stock were acquired under the ESPP (the “Holding Period”), or if the employee dies while holding the shares of common stock, the employee (or in the case of the employee’s death, the employee’s estate) will recognize ordinary income in the year of disposition or death in an amount equal to the lesser of (a) the excess of the fair market value of the shares of common stock on the first trading day of the purchase period over the purchase price of the share of common stock, or (b) the excess of fair market value of the shares of common stock at the time of such disposition over the purchase price of the shares of common stock.
If the shares of common stock are sold or disposed of (including by way of most gifts) before the expiration of the Holding Period, the employee will recognize ordinary income in the year of sale or disposition in an amount equal to the excess of the sales price over the purchase price. Even if the shares of common stock are sold for less than their fair market value on the purchase date, the same amount of ordinary income is included in income.
In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares of common stock and the employee’s tax basis in the shares of common stock (generally, the amount the employee paid for the shares of common stock plus the amount, if any, taxed as ordinary income). Capital gain or loss recognized on a disposition of shares of common stock will be long-term capital gain or loss if the employee’s holding period for the shares of common stock exceeds one year. The purchase date begins the holding period for determining whether the gain or loss realized is short or long term.
If the employee disposes of shares of common stock purchased pursuant to the ESPP after the Holding Period, the Company will not be entitled to any federal income tax deduction with respect to the shares of common stock issued under the ESPP. If the employee disposes of such shares of common stock prior to the expiration of the Holding Period, the Company generally, will be entitled to a federal income tax deduction in an amount equal to the amount of ordinary income recognized by the employee as a result of such disposition.
New Plan Benefits
Participation in the ESPP is entirely within the discretion of the eligible employees. Because the Company cannot presently determine the participation levels by employees, the rate of contributions by employees and the eventual purchase price under the ESPP, it is not possible to determine the value of benefits which may be obtained by executive officers and other employees under the ESPP. Non-employee directors are not eligible to participate in the ESPP.
The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the resolution is required for approval of the amendment to the ESPP. The Board has unanimously approved the amendment to the ESPP and believes it to be in the best interests of the Company and the stockholders.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT TO THE 2011 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL THREE
ADVISORY VOTE ON EXECUTIVE COMPENSATION
 Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), we are required to include in this proxy statement and present at the Annual Meeting a non-binding stockholder vote to approve the compensation of our executives, as described in this proxy statement, pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a “say on pay” vote, gives stockholders the opportunity to endorse or not endorse the compensation of our executives as disclosed in this proxy statement. This proposal will be presented at the Annual Meeting as a resolution in substantially the following form:
RESOLVED, that the stockholders approve the compensation of the Company's executives, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure in the Company's proxy statement for the Annual Meeting.
This vote will not be binding on our Board of Directors and may not be construed as overruling a decision by our Board or creating or implying any change to the fiduciary duties of our Board. The vote will not affect any compensation previously paid or awarded to any executive. The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.
The purpose of our compensation programs is to attract and retain experienced, highly-qualified executives critical to our long-term success and enhancement of stockholder value.
Required Vote
Endorsement of the compensation of our executive officers will require the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting with respect to such proposal. See “Information Concerning Solicitation and Voting-Quorum, Abstentions, Broker Non-Votes, Required Votes.”
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ENDORSEMENT OF THE COMPENSATION OF OUR EXECUTIVE OFFICERS.

PROPOSAL FOUR
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected BDO USA, LLP, an independent registered public accounting firm, to audit our financial statements for the fiscal year ending September 30, 2014, and recommends that stockholders vote for ratification of such appointment. BDO USA, LLP has audited our financial statements since the fiscal year ended September 30, 2008. Although ratification by stockholders is not required by law, the Audit Committee has determined that it is desirable to request ratification of this selection by the stockholders as a matter of good corporate practice. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the fiscal year if the Audit Committee believes that such a change would be in the best interest of Vitesse and its stockholders. If the stockholders do not ratify the appointment of BDO USA, LLP, the Audit Committee may reconsider its selection.
Representatives of BDO USA, LLP are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire to do so. The representatives of BDO USA, LLP are also expected to be available to respond to appropriate questions.

Fees Paid to BDO USA, LLP
The following table sets forth fees for services paid to BDO USA, LLP, our independent registered public accounting firm, for the fiscal years ended September 30, 2013 and 2012:

	2013	2012
Audit Fees (1)	$683,456	$589,270
Tax Fees (2)	—	9,744
Total	$683,456	$599,014

(1)
Audit fees relate to professional services rendered in connection with the audit of our annual financial statements and the audit of internal controls and the related management assessment of internal controls, quarterly review of financial statements included in our Quarterly Report on Form 10-Q, and audit services provided in connection with other statutory and regulatory filings. For the fiscal years ended September 30, 2013 and 2012, audit fees included $119,767 and $23,438, respectively, of accounting advisory services related to the issuance of a comfort letter in connection with our Company's issuance of common stock and preparation of response to a SEC comment letter.

(2)	Tax fees consist of fees paid in fiscal year 2012 to a BDO USA LLP international firm for tax compliance services in Japan.

Approval Procedures
The Audit Committee, at its sole discretion, pre-approved and reviewed audit and non-audit services performed by our independent registered public accounting firm, as well as the fees charged for such services. Requests for approval are considered at each regularly scheduled Audit Committee meeting or, if necessary, are approved by the unanimous consent of all members of the Audit Committee. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors' independence. The Audit Committee considered and pre-approved all services rendered during fiscal years 2013 and 2012.
Vote Required
The approval of the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2014, will require the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting with respect to such proposal. See “Information Concerning Solicitation and Voting - Quorum, Abstentions, Broker Non-Votes, Required Votes.”
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information regarding the beneficial ownership of our common stock with respect to:

•	Each person who is known to us to be the beneficial owner of more than five percent (5%) of our outstanding common stock;

•	Each of our directors and nominees;

•	Each of our named executive officers; and

•	All of our directors and executive officers as a group.
This information is as of December 23, 2013, except for information on greater than five percent (5%) stockholders. Amounts reported under “Number of Shares of Common Stock Beneficially Owned” include the number of shares subject to stock options and RSUs that become exercisable or vest within 60 days of December 23, 2013 (which shares are shown in the columns to the right). Unless otherwise indicated, the persons named in this table have sole voting and sole investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each person listed is c/o Vitesse Semiconductor Corporation, 741 Calle Plano, Camarillo, California 93012.

	Number of Shares of Common Stock Beneficially Owned (1)(2)	Percent of Class (3)	Number of Shares Subject to Options Exercisable Within 60 Days	Number of Shares Subject to RSUs That Vest Within 60 Days
Directors, Nominees and Named Executive Officers:
Matthew Frey	—	*	—	—
Christopher R. Gardner	609,093	1%	300,700	37,500
Steven P. Hanson	80,670	*	7,750	13,500
James H. Hugar	94,206	*	5,750	13,500
Scot B. Jarvis	72,892	*	—	10,125
Martin S. McDermut	269,236	*	92,750	16,250
Dr. Martin C. Nuss	150,795	*	69,975	9,375
Edward Rogas, Jr.	94,856	*	6,000	13,500
Kenneth H. Traub	90,200	*	—	—
Directors and officers as a Group (9 persons)	1,461,948	2.5%	482,925	113,750
Greater Than 5% Stockholders:
Raging Capital Master Fund, Ltd. (4)	10,391,127	18.0%	—	—
Rima Senvest Management, LLC (5)	5,094,055	8.8%	—	—
Kopp Investment Advisors, LLC (6)	3,770,319	6.5%	—	—
Columbia Pacific Opportunity Fund, L.P. (7)	2,945,414	5.1%	—	—

* Less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Shares of common stock that presently, or within 60 days of the date of this information, may be acquired by a holder upon exercise of warrants or options or conversion of preferred stock or convertible debt, or that vest under restricted stock units, are deemed outstanding for purposes of computing the percentage ownership of the person holding such securities, but are not deemed outstanding for computing the percentage ownership of any other person. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding at December 23, 2013.

(2)
Pursuant to the terms of convertible debentures held by certain of our stockholders, the maximum number of shares that may be acquired by any such stockholder upon conversion of the convertible debentures is limited to the extent necessary to ensure that, following such exercise, the total number of shares of common stock then beneficially owned by such stockholder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the stockholder for purposes of Section 13(d) of the Exchange Act, does not exceed 9.99% of the total number of issued and outstanding shares of common stock then outstanding. The shares of common stock and percentage ownership listed in this table reflect these contractual limitations on a stockholder's ability to acquire shares of common stock upon conversion of its convertible debentures.

(3)	Based on 57,829,283 shares of stock outstanding as of December 23, 2013.

(4)
As of December 23, 2013, based on information set forth in a Schedule 13D/A filed with the SEC on June 24, 2013, Raging Capital Master Fund, Ltd., Raging Capital Management, LLC, and William C. Martin, collectively, beneficially own and report shared voting and dispositive power over 10,391,127 shares of our common stock. The mailing address for Raging Capital Fund is Ten Princeton Avenue, Rocky Hill, NJ 08553.

(5)
As of December 23, 2013, based on information set forth in a Schedule 13G filed with the SEC on August 9, 2013 by Rima Senvest Management, LLC, Richard Mashaal and Senvest Master Fund, L.P. The mailing address for Rima Senvest Management, LLC is 110 East 55th Street, Suite 1600, New York, New York 10022.

(6)
As of December 23, 2013, based on information set forth in a Schedule 13D/A filed with the SEC on June 28, 2013 by Kopp Investment Advisors, LLC (“KIA”), Kopp Holding Company, LLC (“KHCLLC”), and LeRoy C. Kopp. KIA is an investment advisor managing discretionary accounts owned by numerous third-party clients, KHCLLC is a holding company, and the parent company of KIA, engaged in the investment industry, and Mr. Kopp is serving as the sole governor, chairman and chief investment officer of KIA and KHCLLC. The mailing address for Kopp Investment Advisors, LLC is 8400 Normandale Lake Blvd., Suite 1450, Bloomington, MN 55437.

(7)
As of December 23, 2013, based on information set forth in a Schedule 13G/A filed with the SEC on July 2, 2013 by Columbia Pacific Opportunity Fund, L.P., Columbia Pacific Advisors, LLC, Alexander B. Washburn, Daniel R. Baty, Stanley L. Baty, and Brandon D. Baty. The mailing address for Columbia Pacific Opportunity Fund, L.P. is 1910 Fairview Avenue East, Suite 500, Seattle, WA 98102.

EXECUTIVE OFFICERS
Set forth below is information regarding our executive officers, other than Christopher R. Gardner, our President and Chief Executive Officer, for whom information is set forth above in Proposal One under “Nominees' Principal Occupation, Business Experience and Qualifications.”
Martin S. McDermut, age 62, was appointed our Chief Financial Officer on July 27, 2011. Prior to joining Vitesse, Mr. McDermut provided chief financial officer and interim management advisory services since 2007. From January 2009 to July 2011, Mr. McDermut served as Managing Director of Avant Advisory Group, a financial advisory and management consulting firm to entrepreneurial and middle market companies. From May to November 2010, Mr. McDermut was the Interim Chief Financial Officer of IRIS International, Inc., a publicly traded diagnostic medical equipment manufacturer. Prior to joining Avant Advisory Group, from October 2007 to December 2008, Mr. McDermut provided financial and management consulting services to various clients as principal of his own financial consulting firm. Prior to this role, his career included chief financial officer positions at publicly traded, entrepreneurial and early-stage companies. Mr. McDermut also worked for the certified public accounting and consulting firm Coopers & Lybrand L.L.P. (now known as PricewaterhouseCoopers LLP) where he was a partner and the practice leader of the firm's Los Angeles Entrepreneurial Advisory Services Group. Mr. McDermut is a Certified Public Accountant, Certified Merger & Acquisitions Advisor, Certified Insolvency and Restructuring Advisor, and Certified Fraud Specialist. He holds a BA degree in economics from the University of Southern California and an MBA degree in finance and accounting from the University of Chicago.
Dr. Martin C. Nuss, age 56, was appointed our Vice President of Technology and Strategy in November 2007. Prior to joining Vitesse, Dr. Nuss served as Vice President and Chief Technology Officer of the Optical Ethernet Group of Ciena Corporation, a network infrastructure solutions and intelligent software provider. Dr. Nuss founded Internet Photonics in 2000, and served as its Chief Technology Officer until the company was acquired by Ciena in 2004. Dr. Nuss also served 15 years at Bell Labs in various technical and management roles including Director of the Optical Data Networks Research Department. He is a Fellow of the Optical Society of America and a member of IEEE. Dr. Nuss holds a doctorate in applied physics from the Technical University in Munich, Germany.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives
Vitesse's compensation philosophy is to pay our executive officers a reasonable and competitive base salary, to reward their achievements during the previous fiscal year, and to incentivize their performance in future years. Our overall compensation goal is to establish and administer an executive compensation program that effectively attracts and retains highly-skilled executive officers, enhances stockholder value, motivates technological innovation, and rewards executive officers who contribute to the Company's long-term success.
We attempt to achieve these objectives by offering a compensation program comprised of base salary, annual cash incentive awards and equity-based compensation. We use all three components of compensation in an effort to create a balanced compensation package that provides adequate incentives for outstanding performance without creating undue incentives for excessive risk taking by our executives.
Our executive compensation strategy is to provide compensation opportunities at the 50th to 75th percentiles of market, depending on the compensation component and assuming acceptable levels of performance achievement. Specifically, we:

•	Target base salary levels at the market 50th percentile in aggregate;

•
Provide target bonus opportunities to earn between the market 50th and 60th percentiles of total cash compensation (base salary plus annual cash bonus) for achieving key business objectives and results; and

•	Grant long-term incentives annually such that total direct compensation (total cash plus long-term incentive) is positioned at the market 50th percentile if performance objectives are achieved.
As part of our compensation strategy, we monitor our compensation mix relative to market. We generally design our compensation program with the intent of providing a compensation mix (i.e., distribution between elements) similar to the market.
Over the past several years, the compensation for our executive officers has been between the 25th and 50th percentiles of market, well below our objective of providing opportunities at the 50th to 75th percentiles of market. To align with our initiatives to decrease expenses to improve profitability, we have held base salaries constant at levels that now are generally near the 25th percentile of market, and have targeted bonus opportunities for many executive officers to more closely approximate between the 25th and 50th percentiles of market with the exception of the CEO whose target bonus opportunity is at the 75th percentile. While our overall compensation philosophy has not changed, the actual compensation opportunities for our executive officers have not kept pace with our compensation objectives. For fiscal year 2014, we expect this trend will continue with respect to target base salaries, which for the majority of our executive officers will remain around the 25th percentile of market, until we achieve a company-defined measure of operating income. When our financial performance improves and we achieve a measure of operating income, we will seek to realign actual base salaries with our philosophy of paying base salaries at the market 50th percentile.
2013 “Say on Pay” Proposal Voting Results
We are required to hold an advisory vote on compensation practices for executive officers (commonly referred to as a “say on pay” proposal). Our stockholders voted on a “say on pay” proposal at our 2013 Annual Meeting of Stockholders, and we have included a “say on pay” proposal in this proxy statement (Proposal Three) for action at this year's Annual Meeting. Our Compensation Committee will consider the results of voting on our “say on pay” proposal as part of its evaluation of whether to make changes to our compensation programs to the extent necessary to align the programs with our compensation objectives and to address market-wide or company-specific concerns about our executive compensation program. Our stockholders overwhelmingly supported our executive compensation practices at the 2013 Annual Meeting of Stockholders, with 88.1% of the shares voting on the proposal voting in favor of the compensation of our executive officers.
Determining Executive Compensation
The Compensation Committee of our Board of Directors is primarily responsible for determining the annual salaries and other compensation of executive officers. The Compensation Committee has adopted a general approach of compensating executives with cash salaries commensurate with the experience and expertise of the executive and competitive with median salaries paid to executives at comparable companies. To reward executives for their contributions to the achievement of Company-wide performance goals, incentive target bonus awards are established at a level designed to ensure that when such payouts are added to the executive's base salary, the target total compensation for meeting performance expectations will be near the median at comparable companies (with above-median compensation opportunities for exceeding performance goals). In addition, to align our executives' compensation with our business strategies, values and management initiatives, both short- and long-term, executive officers are provided with long-term performance incentives.
We also consider the compensation levels of executive officers at other publicly traded companies. We have collected information regarding compensation levels at other companies over the last several years from a variety of sources, including proxy statements, compensation reports and surveys published or prepared by compensation consulting firms. Using this information, we generally establish compensation levels (including salary, cash bonus and equity-based compensation) comparable to the median compensation levels of our counterparts at comparable companies.
The Chief Executive Officer makes compensation recommendations for named executive officers (other than the Chief Executive Officer) and other senior executives. He actively participates in the annual executive compensation assessment (other than for the Chief Executive Officer position). In developing his recommendations, the Chief Executive Officer takes into account a number of factors, including individual performance and contribution level, current compensation relative to market, past awards, compensation level relative to internal peer positions, and internal compensation expense budgets. The Chief Executive Officer does not attend executive sessions of our Board or meetings where his own compensation is being determined.
The independent directors of our Board conduct a formal performance review of the named executive officers, including the Chief Executive Officer, which includes an assessment of financial and non-financial accomplishments. At the beginning of each fiscal year, the Chief Executive Officer develops management performance objectives for the named executive officers (other than the Chief Executive Officer) and assigns weights to each objective which vary differently from year-to-year depending on our priorities. These objectives are then submitted to the independent directors of our Board for review. At the conclusion of each fiscal year, the Chief Executive Office and the independent directors then evaluate the named executive officers' (other than the Chief Executive Officer) actual performance against the pre-established objectives to determine compensation awards for the named executive officers.
Should a restatement of earnings occur upon which incentive compensation awards were based, the Compensation Committee has the discretion to take necessary actions to protect the interests of stockholders, including actions to recover such awards. Additionally, each of Messrs. Gardner's and McDermut's employment agreement requires such executive to return to us any bonus payments if we are required to prepare an accounting restatement to correct an accounting error on an interim or annual financial statement due to material noncompliance with any financial reporting requirement under the federal securities laws, if our Board determines that misconduct by the executive occurred and caused such restatement. The executive would be required to disgorge any bonus or other incentive-based or equity-based compensation he received from us during the 12-month period following the first public issuance or filing with the SEC (whichever first occurs) of the financial document embodying such error, and any net profits realized by the executive from the sale of our stock during that 12-month period.
The Compensation Committee has the authority to engage the services of one or more independent compensation consultants to provide advice on executive compensation matters. The Compensation Committee has the discretion to hire and fire the compensation consultant, as described in the Compensation Committee's charter. The Compensation Committee determines the scope of the consultant's engagement and compensation for the consultant's services. The compensation consultant may not provide any services to Vitesse other than advice on compensation matters, and works with management only at the request and subject to the oversight of the Compensation Committee. Management reviews consultant invoices, and approves and remits payment in accordance with the terms of the engagement.
During fiscal year 2012, the Compensation Committee engaged independent compensation consultant Radford to conduct a detailed assessment of our compensation programs for executive officers, including our Chief Executive Officer. Radford is directly accountable to the Compensation Committee. Neither Radford nor any other affiliate of Aon, Radford’s parent company, provides any services for Vitesse other than compensation consulting services. The Compensation Committee conducted a conflict of interest assessment by using the factors applicable to compensation consultants under applicable SEC rules and NASDAQ Listing Rules, and no conflict of interest was identified. The Compensation Committee has concluded that Radford is independent.
Radford compared the compensation of our executive officers to a peer group of publicly traded companies. The peer group selection criteria used by Radford consisted of firms that have similar products and/or services to ours with revenues between approximately one-half to two times Vitesse's revenues at the time they were selected and market capitalizations of less than $300 million. Of the 19 peer group companies ultimately selected, all of the companies met at least one of the revenue and market capitalization selection criteria, and 14 companies met both criteria. For those companies that did not meet both criteria, we nevertheless concluded that each company was a reasonable comparable in terms of business model and because we compete with it for talent in some of our business markets.

Based on these objective criteria and other subjective considerations, which were intended to recognize pay practices related to both Vitesse's industry and size, in fiscal year 2012, the Compensation Committee selected the following 19 peer group companies taking into account input from management and the recommendation from Radford:

Applied Micro Circuits Corporation	Mindspeed Technologies, Inc.
Cascade Microtech, Inc.	MIPS Technologies, Inc.
EMCORE Corporation	Oplink Communications, Inc.
Exar Corporation	Pericom Semiconductor Corporation
FormFactor, Inc.	PLX Technology, Inc.
GSI Technology, Inc.	Sigma Designs, Inc.
Ikanos Communications, Inc.	Supertex, Inc.
Integrated Silicon Solution, Inc.	Symmetricom, Inc.
LTX-Credence Corporation	TranSwitch Corporation
Mattson Technology, Inc.

While the firms included in our peer group may not be in direct competition with Vitesse, we concluded in fiscal year 2012 that our peer group was representative of our market for executive talent. Compensation benchmarking for our executive officers included information in the peer group's most recent proxy statements published before completion of the Radford report and the 2012 Radford Global Technology Survey data.
Our Compensation Committee has determined to reassess our peer group and compensation programs every other year, and consequently during fiscal year 2013 we did not reevaluate our peer group or the compensation of our executive officers relative to the executive officers of our peer group companies.

Compensation Elements
Our compensation package for executive officers consists of base salary, annual cash incentive (bonus) awards and long-term equity-based compensation. The executive officers are also eligible to participate in all of our employee benefit plans.
Base Salaries. We provide competitive base salaries to pay for day-to-day service in position that reflect an individual's duties and responsibilities, experience, expertise, and individual performance. The salaries are generally set to approximate the 50th percentile market levels for the positions at each level, although there may be variations by individual to recognize the importance of the position or the experience of the individual.
Individual salary levels are determined based on assessments of:

•	Internal job responsibilities;

•	Experience in role; and

•	Market levels for comparable positions.
Salary increases are determined based on an assessment of individual performance in the role and relative to individual objectives established for the year.
We did not increase base salaries for our named executive officers during fiscal years 2011 or 2012. In November 2012, the Compensation Committee evaluated the base salaries of our named executive officers and compared them against our targeted philosophy of base salaries at the market 50th percentile. The Compensation Committee determined that Mr. Gardner's base salary was below the market 25th percentile, Mr. McDermut's base salary was at the market 50th percentile, and Dr. Nuss's base salary was near the market 25th percentile. With respect to Mr. McDermut and Dr. Nuss, the Compensation Committee decided not to increase base salaries in favor of providing these officers with a greater cash bonus opportunity for fiscal year 2013. With respect to Mr. Gardner, the Compensation Committee decided to consider any increase in base salary as part of the negotiation of a new employment agreement with Mr. Gardner, whose existing employment agreement was set to expire in February 2013. Mr. Gardner’s base salary was increased to $394,000 upon execution of his new employment agreement in January 2013, which is at the 25th percentile. Annual base salaries for fiscal years 2011, 2012 and 2013 for the named executive officers are as follows:

	Fiscal Year 2011	Fiscal Year 2012	Fiscal Year 2013
Executive	Annual Base Salary	Annual Base Salary	Annual Base Salary
Christopher R. Gardner	$375,000	$375,000	$394,000
Martin S. McDermut	285,000	285,000	285,000
Dr. Martin C. Nuss	235,000	235,000	235,000

Annual Cash Bonus. We provide eligible employees, including the Chief Executive Officer and other named executive officers, the opportunity to earn annual cash awards upon achieving pre-determined performance goals and objectives and, for our named executive officers other than the Chief Executive Officer, Vitesse achieving a minimum level of financial performance for the fiscal year, typically determined by reference to the Company's Adjusted EBITDA for the year. The purpose is to reward attainment of Company financial goals and individual performance objectives, with threshold, target and maximum award opportunities expressed as a percentage of base salary. Target bonuses generally vary by executive level and are set at levels that, when combined with base salaries, will deliver market 50th percentile levels of total cash compensation if financial and performance objectives are met and above the 50th percentile levels if targets are exceeded.
The following are our fiscal year 2013 threshold, target and maximum annual cash bonus opportunities as a percentage of base salary for our named executive officers assuming 100% of their individual performance objectives are achieved:

Executive	Threshold	Target	Maximum
Christopher R. Gardner	50%	100%	150%
Martin S. McDermut	25%	50%	60%
Dr. Martin C. Nuss	15%	40%	50%

We select different financial performance metrics and individual performance objectives to reward performance and to motivate desired behaviors. Performance weightings vary by executive. For fiscal year 2013, weightings for the Chief Executive Officer were 50% on achieving specific Company-wide financial metrics and 50% on execution of strategic goals for Vitesse including future revenue production. For the Chief Financial Officer, the fiscal year 2013 performance objectives were 60% on achieving company-wide financial metrics and 40% on goals specific to financial liquidity, capital resources and future revenue production. For the other named executive officers, the performance objectives are generally weighted 60% to 80% on goals related to new products and revenue growth and 20% to 40% on goals specific to the executive's department or principal responsibilities.
The rationale for the mix of financial and strategic objectives is to recognize that Vitesse must improve its short-term financial performance while at the same time invest in new products and organizational improvements that will lead to long-term revenue growth and financial stability. Vitesse considers both revenue and gross margins in the portion of the bonus plan that is focused on financial performance because Vitesse believes top line growth and profitable operations are both equally necessary to support and increase the stock price for investors. Additionally, Vitesse included cash in the fiscal year 2013 bonus plan for our Chief Executive Officer and Chief Financial Officer in recognition of the need to build cash balances to pay down our substantial indebtedness that matures in 2014. At the conclusion of each fiscal year, the Compensation Committee evaluates the named executive officers' actual performance against the pre-established objectives to determine compensation awards for the named executive officers. If minimum thresholds are not achieved, no cash incentive is paid under the plan.
The bonus payments, if any, for a fiscal year are paid by the end of the first quarter of the following fiscal year, or as soon as practicable after determination and certification of the actual financial performance levels for the year and grant of approval by the Compensation Committee in a duly held meeting, but, in no event, later than March 15 of the following fiscal year.
Chief Executive Officer. The bonus payment to our Chief Executive Officer is determined at the discretion of the Compensation Committee after assessing Vitesse's financial performance and reviewing Mr. Gardner's achievement of individual performance objectives. Mr. Gardner's fiscal year 2013 financial goals and individual performance objectives, as well as the portion of Mr. Gardner's potential bonus payment related to each performance metric, were determined in December 2012 and are summarized in the following table. Mr. Gardner is able to achieve between zero percent and 150% of each financial goal and individual performance metric, with achievement below a minimum threshold of 50% assigned a zero percent. Based on the Compensation Committee's evaluation of Mr. Gardner's performance relative to his financial and individual performance metrics, the Compensation Committee determined that Mr. Gardner achieved an overall bonus payment percentage of 20% of his potential bonus payment for fiscal year 2013, as follows:

Performance Metric	Weighting of Each Metric as a Percentage of Total Potential Bonus Payment	Percentage Achievement of Performance Metric (Between 0% and 150%)	Bonus Payment as a Percentage of Potential Bonus Payment
Financial Performance Metrics:
Revenue from Operations	20%	0%	0%
Gross Margin	10%	0%	0%
Cash	20%	0%	0%
Strategic Goals:
Debt Refinancing	20%	100%	20%
New Product Revenue	30%	0%	0%
Total	100%		20%
The substantial majority of Mr. Gardner's individual performance objectives were defined in advance by reference to quantified goals and specific achievement dates, and thus, the Compensation Committee was able to evaluate Mr. Gardner's actual performance against objectives without substantial subjective analysis. Mr. Gardner did not achieve his financial performance objectives for revenue from operations, gross margin and cash, or his strategic goal for new product revenue, as these metrics were below minimum thresholds. Mr. Gardner did achieve his target for debt refinancing, earning him 100% of this objective's bonus weighting.
While Mr. Gardner achieved an overall bonus goals percentage of 20%, Vitesse did not achieve the minimum level of Adjusted EBITDA for fiscal year 2013 that was a condition to the payout of any bonus to our Chief Executive Officer. Accordingly, Mr. Gardner did not receive a cash bonus for fiscal year 2013.
Other Named Executive Officers. Named executive officers other than Mr. Gardner participate in our Executive Bonus Plan, under which their bonus payments are based partially on Vitesse's Adjusted EBITDA and partially on achievement of personal goals, according to the following formula:

Total Bonus	=	Base Salary	X	% of Total Bonus with 100% of Goals Achieved for the respective Adjusted EBITDA	X	% of Personal Goals Achieved
Adjusted EBITDA is calculated as net income before interest, expenses for taxes, depreciation, amortization, deferred stock compensation, gain or loss on the embedded derivative , and non-recurring professional fees, with the possibility of adjustment for certain unusual or non-recurring events. The table below shows the fiscal year 2013 Adjusted EBITDA goals (expressed as a percentage of our target Adjusted EBITDA for the fiscal year) and minimum, target and maximum bonus payments for each level of Adjusted EBITDA assuming achievement of all personal performance goals (expressed as a percentage of annual base salary).

	Adjusted EBITDA	Total Bonus with 100% of Goals Achieved for CFO	Total Bonus with 100% of Goals Achieved for Other Named Executive Officers (other than the CEO and CFO)
Below Minimum	Less than 37.5% of Target	0%	0%
Minimum	37.5% to less than 62.5% of Target	25%	15%
Target	62.5% to less than 100% of Target	40%	20%
	100% to less than 125% of Target	50%	40%
Maximum	125% or more of Target	60%	50%
For fiscal year 2013, Vitesse achieved an Adjusted EBITDA that was below the minimum level of Adjusted EBITDA for the payment of bonuses under the plan. As a result, none of the named executive officers participating in the Executive Bonus Plan received a cash bonus for fiscal year 2013 under the Executive Bonus Plan, irrespective of the percentage of personal goals achieved by the named executive officer.
The individual performance goals for each of the named executive officers other than our Chief Executive Officer for the fiscal year 2013 Executive Bonus Plan were initially established by Mr. Gardner at the beginning of fiscal year 2013. Following fiscal year-end 2013, Mr. Gardner made both qualitative and subjective determination regarding the extent to which Mr. McDermut and Dr. Nuss met their individual performance goals.
The financial goals and individual performance objectives for each of Mr. McDermut and Dr. Nuss, the portion of each named executive officer's potential bonus payment related to each performance metric and the CEO's determination as to what extent each metric was achieved are summarized in the following table. Each named executive officer is able to achieve between zero percent and 100% of each individual performance metric, with achievement below a minimum threshold of 50% assigned a zero percent.
Martin S. McDermut

Performance Metric	Weighting of Each Metric as a Percentage of Total Potential Bonus Payment	Percentage Achievement of Performance Metric (Between 0% and 100%)	Bonus Payment as a Percentage of Potential Bonus Payment
Financial Performance Metrics:
Cash	30%	0%	0%
Gross Margin	10%	0%	0%
Operating Expenses	20%	100%	20%
Strategic Goals
Debt Refinancing	30%	100%	30%
New Product Revenue	10%	0%	0%
Total	100%		50%
The majority of Mr. McDermut's individual performance objectives (70%) were defined in advance by reference to quantified goals and specific achievement dates, and thus, Mr. Gardner and the Compensation Committee were able to evaluate Mr. McDermut's actual performance against objectives without substantial subjective analysis. Mr. McDermut achieved his maximum achievement percentage for operating expenses and debt refinancing, earning him 100% of these objectives' bonus weightings. Mr. McDermut did not achieve his financial performance objectives for revenue from operations, gross margin and cash, or his strategic goal for new product revenue, as these metrics were below minimum thresholds. For fiscal year 2013, Vitesse achieved an Adjusted EBITDA that was below the minimum level of Adjusted EBITDA for the payment of bonuses under the plan. As a result, Mr. McDermut did not receive a cash bonus for fiscal year 2013 under the Executive Bonus Plan.

Dr. Martin C. Nuss

Performance Metric	Weighting of Each Metric as a Percentage of Total Potential Bonus Payment	Percentage Achievement of Performance Metric (Between 0% and 100%)	Bonus Payment as a Percentage of Potential Bonus Payment
Customer Penetration	20%	100%	20%
Strengthening the Organization	20%	75%	15%
Expand Leadership in Network Timing	20%	100%	20%
Anticipate Network Disruptions	20%	75%	15%
New Innovation	20%	50%	10%
Total	100%		80%

The substantial majority of Dr. Nuss' individual performance objectives were defined in advance by reference to quantified goals and specific achievement dates, and thus, Mr. Gardner and the Compensation Committee were able to evaluate Dr. Nuss' actual performance against objectives using both qualitative and subjective analysis. Dr. Nuss achieved his target achievement for customer penetration, where his efforts were focused on increasing relationships with executives at our top customers and prospects. He also realized his target achievement for expanding Vitesse's leadership in network timing, with the success of VeriTime™, and realized success in strengthening the organization by scaling the marketing and sales process and anticipating market disruptions to identify new product opportunities. Dr. Nuss achieved the minimum criteria for new product innovation. For fiscal year 2013, Vitesse achieved an Adjusted EBITDA that was below the minimum level of Adjusted EBITDA for the payment of bonuses under the plan. As a result, Dr. Nuss did not receive a cash bonus for fiscal year 2013 under the Executive Bonus Plan.
Long-term (Equity) Incentives. Annual awards of equity compensation vary by executive level and are generally set to approximate the market 50th percentile levels, with a desire of achieving target total direct compensation between the median and 75th percentile. Officer awards are granted based on their performance in the previous year, the importance of their role in the current year, and a subjective assessment of the difficulty in achieving Vitesse's corporate goals.
We deliver the long-term incentive value through a mix of stock options and restricted stock units to our employees. The percentage mix and number of stock options and restricted stock units varies by year and by level. For the named executive officers, the long-term incentive compensation awards in fiscal year 2013 were paid approximately 27% in stock options and approximately 73% in RSUs, calculated as a percentage of shares underlying such awards.
The named executive officers’ long-term incentive awards for fiscal year 2013 are reported below.

	2013 Awards
Officer	RSUs (#)	Options (#)
Christopher R. Gardner	182,000	68,000
Martin S. McDermut	82,500	31,000
Dr. Martin C. Nuss	48,000	18,000
Other Compensation. The named executive officers enjoy the same benefits as all other employees of Vitesse, including medical, dental, vision, accidental death and dismemberment, group term life insurance in the amount of two times annual compensation (up to $280,000), business travel insurance, a 401(k) plan, and long-term disability pay of up to 60% of salary (with a salary cap of $10,000 per month) with an option to buy up to 67% of salary (with a salary cap of $15,000 per month). Paid leave benefits include vacation, sick leave, holidays and a sabbatical after 10 years of employment. Vitesse offers education assistance and a health/fitness benefit of $100 per year for health club membership or health/fitness classes.
Chief Executive Officer Compensation
The total compensation paid to Mr. Gardner was 10.5% lower in fiscal year 2013 compared to fiscal year 2012, as shown in the table below.

	CEO Compensation
	2012	2013
Base Salary	$375,000	$387,021
Annual Bonus	75,000	—
Long-term Incentives (1)	517,952	479,229
Total	$967,952	$866,250
Percent Change		(10.5)%

(1)	Long-term incentives include value of stock and option awards.

Report of Compensation Committee
The Compensation Committee of our Board of Directors is primarily responsible for determining the annual salaries and other compensation of executive officers and administering our stock incentive and stock purchase plans. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management and based on such review and discussion has recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in Vitesse's 2013 annual report on Form 10-K and in this proxy statement.

Respectfully submitted by
THE COMPENSATION COMMITTEE
Scot B. Jarvis, Chairman
James H. Hugar
Kenneth H. Traub

EXECUTIVE COMPENSATION
Summary Compensation Table

The following table sets forth information concerning all compensation paid to our named executive officers for services to us in all capacities during the fiscal years ended September 30, 2013, 2012 and 2011. For fiscal year 2013, our named executive officers were: Christopher R. Gardner, Chief Executive Officer; Martin S. McDermut, Chief Financial Officer; and Dr. Martin C. Nuss, Vice President, Technology and Strategy.

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (3)	Total
Christopher R. Gardner	2013	$387,021	$—	$382,200	$97,029	$866,250
Chief Executive Officer	2012	375,000	75,000	419,100	98,852	967,952
	2011	377,644	—	642,664	233,024	1,253,332
Martin S. McDermut (4)	2013	285,000		173,250	44,234	502,484
Chief Financial Officer	2012	285,000	28,500	190,500	44,933	548,933
	2011	53,529	—	166,500	117,815	337,844
Dr. Martin C. Nuss	2013	235,000	—	100,800	25,684	361,484
Vice President, Technology and Strategy	2012	235,000	26,438	114,300	26,960	402,698
	2011	249,311	—	175,272	63,552	488,135

(1)	Salary amounts reflect the actual base salary payments, as of the end of the respective fiscal year, to the named executive officers.

(2)	These amounts reflect discretionary cash bonuses awarded to the named executive officers.

(3)
These amounts represent the grant date fair value of the stock and stock option awards determined in accordance with ASC Topic 718. These amounts may not correspond to the actual value eventually realized by the officer, which depends in part on the market value of our common stock in future periods. Assumptions used in calculating these amounts are set forth in the Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended September 30, 2013.

(4)	Mr. McDermut's employment with Vitesse commenced on July 27, 2011.
Grants of Plan-Based Awards in Fiscal Year 2013

The following table sets forth information relating to plan-based awards granted to our named executive officers in fiscal year 2013:

Name	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Grant Date	All Other Stock Awards: Number of Stock Units	All Other Option Awards: Number of Securities Underlying Options	Exercise Price of Options (Per Share) (2)	Grant Date Fair Value of Stock and Option Awards (3)
	Threshold	Target	Maximum
Christopher R. Gardner	$197,000	$394,000	$591,000
				3/7/2013	182,000			$382,200
				3/7/2013		68,000	$2.10	97,029
Martin S. McDermut	71,250	142,500	171,000
				3/7/2013	82,500			173,250
				3/7/2013		31,000	2.10	44,234
Dr. Martin C. Nuss	35,250	94,000	117,500
				3/7/2013	48,000			100,800
				3/7/2013		18,000	2.10	25,684

(1)	Represents possible payouts for fiscal year 2013 for the named executive officers under their respective bonus plans. Amounts actually earned are displayed in the Summary Compensation Table.

(2)	The exercise price of all stock options is equal to the closing price of our common stock on the grant date.

(3)
The grant date fair value of the stock and stock option awards is determined in accordance with ASC Topic 718, but disregarding the estimate of forfeitures related to service-based vesting conditions. Assumptions used in calculating these amounts are set forth in the Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended September 30, 2013.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Salary amounts reported in the Summary Compensation Table reflect the actual base salary payments made to the named executive officer in the respective fiscal year. Non-equity incentive plan compensation represents incentive cash bonuses for services rendered during the respective fiscal year. Non-equity incentive plan compensation payments are paid in a lump sum by the end of the first quarter of the fiscal year following the year in which the bonus is earned, or as soon as practicable after determination and certification of the actual financial performance levels for the year and approval by the Compensation Committee but, in no event later than March 15 of the following fiscal year. For fiscal years 2013, 2012, and 2011, the Company achieved an Adjusted EBITDA that was below the minimum level of Adjusted EBITDA for the payment of non-equity incentive plan compensation, and thus no named executive officer received payment of non-equity incentive plan compensation for those fiscal years.
Outstanding Equity Awards at Fiscal Year-End 2013

The following table provides information regarding the holdings of equity awards by our named executive officers at September 30, 2013:

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price per Share	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (A)
Christopher R. Gardner								292,700	(16)	$889,808
	10/20/2003	5,000	(1)			139.40	10/20/2013
	10/27/2004	3,750	(2)			51.60	10/27/2014
	10/27/2004	3,750	(3)			51.60	10/27/2014
	10/27/2004	5,625	(4)			51.60	10/27/2014
	10/27/2004	1,875	(5)			51.60	10/27/2014
	12/2/2005	5,500	(6)			48.00	12/2/2015
	6/21/2006	20,000	(7)			30.60	6/21/2016
	10/13/2008	20,000	(8)			7.40	10/13/2018
	2/12/2010	67,500	(9)	22,500	(9)	5.20	2/12/2020
	12/9/2010	36,300	(10)	36,300	(10)	4.36	12/9/2020
	12/9/2011	27,500	(11)	27,500	(11)	2.54	12/9/2021
	3/7/2013	17,000	(12)	51,000	(12)	2.10	3/7/2023
Martin S. McDermut								99,375	(17)	302,100
	8/10/2011	50,000	(13)			3.33	8/10/2021
	12/9/2011	12,500	(11)	12,500	(11)	2.54	12/9/2021
	3/7/2013	7,750	(12)	23,250	(12)	2.10	3/7/2023
Dr. Martin C. Nuss								78,600	(18)	238,944
	11/16/2007	10,000	(14)			19.80	11/16/2017
	10/13/2008	5,000	(8)			7.40	10/13/2018
	2/25/2010	15,000	(15)	5,000	(15)	5.20	2/25/2020
	12/9/2010	9,900	(10)	9,900	(10)	4.36	12/9/2020
	12/9/2011	7,500	(11)	7,500	(11)	2.54	12/9/2021
	3/7/2013	4,500	(12)	13,500	(12)	2.10	3/7/2023

(A)	The market value of the stock awards is based on the closing price per share of Vitesse’s stock on September 30, 2013, which was $3.04 per share.

(1)	Annual Grant: Vested 25% on 10/20/04, 25% on 10/20/05, 25% on 10/20/06, and 25% on 10/20/07

(2)	Annual Grant: Vested 50% on 10/27/07 and 50% on 10/27/08

(3)	Annual Grant: Vested 50% on 10/27/05 and 50% on 10/27/06

(4)	Annual Grant: Vested 33% on 10/27/06, 33% on 10/27/07, and 33% on 10/27/08

(5)	Annual Grant: Vested 100% on 10/27/09

(6)	Annual Grant: Vested 25% on 12/2/06, 25% on 12/2/07, 25% on 12/2/08, and 25% on 12/2/09

(7)	Retention Grant: Vested 25% on 6/21/07, 25% on 6/21/08, 25% on 6/21/09 and 25% on 6/21/10

(8)	Annual Grant: Vested 50% on 10/14/09, 25% on 10/13/10, and 25% on 10/13/2011

(9)	Employment Agreement Grant: Vested 25% on 2/12/11, 25% on 2/12/12, and 25% on 2/12/13 and vests 25% on 2/12/14

(10)	Annual Grant: Vested 25% on 12/10/11 and 25% on 12/10/12, and vests 25% on 12/10/13 and 25% on 12/10/14

(11)	Annual Grant: Vested 25% on 2/1/12 and 25% on 12/9/12, and vests 25% on 12/9/13 and 25% on 12/9/14

(12)	Annual Grant: Vested 25% on 5/1/13 and vests 25% on 3/7/14, 25% on 3/7/15 and 25% on 3/7/16

(13)	Employment Agreement Grant: Vested monthly for 24 months

(14)	Employment Agreement Grant: Vested 25% on 11/16/08, 25% on 11/16/09, 25% on 11/16/10 and 25% on 11/16/11

(15)	Employment Agreement Grant: Vested 25% on 2/25/11, 25% on 2/25/12 and 25% on 2/25/13 and vest 25% on 2/25/14

(16)
Annual Grant - 147,400: Vested 25% on 12/9/11 and 25% on 12/9/12 and vests 25% on 12/9/13 and 25% on 12/9/14; Annual Grant - 165,000: Vested 25% on 2/1/12, 25% on 12/9/12, and vests 25% on 12/9/13 and 25% on 12/9/14; and Annual Grant-182,000: Vested 25% on 5/1/13, and vests 25% on 3/7/14, 25% on 3/7/15, and 25% on 3/7/16

(17)
Annual Grant-75,000: Vested 25% on 2/1/12, 25% on 12/9/12, and vests 25% on 12/9/13 and 25% on 12/9/14; and Annual Grant-82,500: Vested 25% on 5/1/13, and vests 25% on 3/7/14, 25% on 3/7/15, and 25% on 3/7/16

(18)
Annual Grant-40,200: Vested 25% on 12/9/11 and 25% on 12/9/12, and vests 25% on 12/9/13 and 25% on 12/9/14; Annual Grant-45,000: Vested 25% on 2/1/12 and 25% on 12/9/12, vests 25% on 12/9/13 and 25% on 12/9/14; and Annual Grant-48,000: Vested 25% on 5/1/13, and vests 25% on 3/7/14, 25% on 3/7/15, and 25% on 3/7/16.

Option Exercises and Stock Vested in Fiscal Year 2013
The following table provides information on RSU vesting for each of the named executive officers during fiscal year 2013. No options were exercised by named executive officers during fiscal year 2013.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Christopher R. Gardner	153,600	$298,997
Martin S. McDermut	62,292	126,540
Dr. Martin C. Nuss	39,966	76,951
Employment Agreements
Christopher R. Gardner
On January 30, 2013, we entered into a new two year employment agreement with Christopher Gardner, our President and Chief Executive Officer, which supersedes and replaces our employment agreement with Mr. Gardner dated as of February 12, 2010, as amended to date, which agreement was scheduled to expire by its terms on February 13, 2013.
Pursuant to his employment agreement, Mr. Gardner receives an annual base salary of $394,000 and is eligible to participate in a cash incentive plan for which provides him with the opportunity to earn a target bonus of 100% of his base salary and a maximum bonus of 150% of his base salary, with the amount of his bonus determined at the discretion of the Compensation Committee. Mr. Gardner is eligible to receive equity awards under the Company's stock incentive plans. Mr. Gardner is entitled to five weeks of vacation per year, and is entitled to all other employee benefits provided to other senior executives.
If Mr. Gardner's employment is terminated by him for good reason or by Vitesse other than for cause, Mr. Gardner is entitled to a lump sum payment equal to (a) two years of his base salary, plus (b) two times his maximum bonus, plus (c) a pro-rata portion (based upon the portion of the fiscal year prior to his termination date) of his target bonus. In the case of a termination for such reasons within 24 months following a change of control of Vitesse, Mr. Gardner receives the compensation noted above for items (a) and (b), plus the greater of his target bonus in the fiscal year in which termination occurs or the amount of his bonus in the prior fiscal year.
If Mr. Gardner's employment is terminated by Vitesse other than for cause during the one-year period prior to a change of control of Vitesse and Mr. Gardner can demonstrate that his termination arose in connection with or in anticipation of such change of control, then all RSUs which are subject solely to time-based vesting and were outstanding immediately prior to Mr. Gardner's final day of employment will become fully vested and, to the extent such change of control occurs during the six-month period following the termination date of Mr. Gardner's employment, all of his outstanding options which are subject solely to time-based vesting shall become fully vested at the time of the change of control.

If Mr. Gardner's employment is terminated for good reason or other than for cause during the 24-month period following a change of control, then all outstanding options and RSUs which are subject solely to time-based vesting shall become fully vested and his stock options shall remain exercisable for an additional 90 days following the date of his termination of employment.
Mr. Gardner's employment agreement contains a provision that would require him to return to Vitesse any bonus payments he received if the Company were required to prepare an accounting restatement to correct an accounting error on an interim or annual financial statement included in a report on Form 10-Q or Form 10-K, due to material noncompliance with any financial reporting requirement under the federal securities laws, and our Board determines that misconduct by Mr. Gardner occurred and caused such restatement.
Martin S. McDermut
Effective July 27, 2011, we entered into an employment agreement with Martin McDermut, our Chief Financial Officer, for a term that now expires on July 27, 2015. Pursuant to his employment agreement, Mr. McDermut receives an annual base salary of $285,000 and is eligible to participate in the Company's cash incentive plan for senior executives which provides him with the opportunity to earn a target bonus of 50% of his base salary and a maximum bonus of 60% of his base salary, with the amount of his bonus determined at the discretion of the Compensation Committee. Mr. McDermut is eligible to receive equity awards under the Company's stock incentive plans. Mr. McDermut is entitled to three weeks of vacation per year, and is entitled to all other employee benefits provided to other senior executives.
If Mr. McDermut's employment is terminated by him for good reason or by Vitesse other than for cause, Mr. McDermut is entitled to a lump sum payment equal to 12 months of his then base salary and remains eligible for his earned bonus, prorated using the maximum potential annual bonus amount through his date of termination. In addition, if such termination of employment occurs within the 12 months following a change in control, Mr. McDermut would be entitled to (a) an additional payment equal to the amount of his maximum potential annual bonus for the fiscal year in which his termination occurred, (b) immediate vesting of his equity compensation awards with respect to the number of shares that would have vested if Mr. McDermut had completed an additional two years of continuous service and his stock options shall remain exercisable for an additional 90 days following the date of his termination of employment, and (c) payment of the cost of continuation of group medical and dental benefits for a period of 24 months.
Mr. McDermut's employment agreement contains a provision that would require him to return to Vitesse any bonus payments he received if the Company were required to prepare an accounting restatement to correct an accounting error on an interim or annual financial statement included in a report on Form 10-Q or Form 10-K, due to material noncompliance with any financial reporting requirement under the federal securities laws, and our Board determines that misconduct by Mr. McDermut occurred and caused such restatement. Mr. McDermut would be required to disgorge (i) any bonus or other incentive-based or equity-based compensation he received from the Company during the 12-month period following the first public issuance or filing with the SEC (whichever first occurs) of the financial document embodying such error, and (ii) any net profits realized by Mr. McDermut from the sale of the Company's stock during that 12-month period.
Dr. Martin C. Nuss
Dr. Martin Nuss serves as our Vice President Technology and Strategy pursuant to an employment letter agreement with us, dated October 26, 2007, as amended and restated effective November 30, 2011. The term of the agreement will continue until terminated by either party. Pursuant to his employment letter agreement, Dr. Nuss receives an annual base salary, which presently is $235,000, and is eligible to participate in the Company's cash incentive plan for senior executives which presently provides him with the opportunity to earn a target bonus of 40% of his base salary and a maximum bonus of 50% of his base salary, with the amount of his bonus determined at the discretion of the Compensation Committee. Dr. Nuss is entitled to all other employee benefits provided to other senior executives.
If Dr. Nuss' employment is terminated by him for good reason or by Vitesse other than for cause, Dr. Nuss is entitled to a lump sum payment equal to 12 months of his then base salary, unless termination occurs within 12 months following a change in control. If such termination of employment occurs within the 12 months following a change in control, Dr. Nuss would be entitled to (a) 9 months of his then base salary, (b) an additional payment equal to one week of base salary for every 12 months Dr. Nuss has been employed by Vitesse, (c) his earned bonus for the fiscal year in which the termination occurred pro-rated based on termination date and subject to other terms and conditions of the bonus plan then in effect, (d) an additional payment equal to 50% of the amount of his maximum potential annual bonus for the fiscal year in which his termination occurred, (e) immediate vesting of his equity compensation awards with respect to the number of shares that would have vested if Dr. Nuss had completed an additional two years of continuous service and his stock options shall remain exercisable for an additional 90 days following the date of his termination of employment, and (f) payment of the cost of COBRA medical and dental benefits for a period of 12 months.
Potential Payments upon Termination or Change-in-Control
As described above, our employment agreements with each of our named executive officers who were employed by Vitesse at September 30, 2013 provide for severance benefits in the event that the executive's employment is terminated without cause or for good reason. These severance benefits generally increase if any such termination occurs in connection with a change in control of Vitesse. We do not have any agreements or other arrangements that provide for payments solely upon a change in control of Vitesse without the termination of employment.
Without Change in Control
The following table sets forth severance payments and benefits that we would have been obligated to pay to the named executive officers who were employed by us at September 30, 2013, assuming a triggering event had occurred under each of their respective agreements as of September 30, 2013 that did not also involve a change in control of Vitesse:

	Termination Without Change in Control
	Base Salary Payment	Bonus Payment	Continuation of Benefits(4)	Total Payout
Christopher R. Gardner (1)	$788,000	$1,576,000	$15,224	$2,379,224
Martin S. McDermut (2)	285,000	171,000	—	456,000
Dr. Martin C. Nuss (3)	235,000	—	—	235,000

(1)  Base salary payment represents cash severance payments based on the executive’s salary at September 30, 2013, in an amount equal to two years of his base salary. Bonus payment represents the sum of (i) two times his maximum bonus opportunity for fiscal year 2013 and (ii) one times his target bonus opportunity for fiscal year 2013.
(2)  Base salary payment represents cash severance payments based on the executive’s salary at September 30, 2013, in an amount equal to one year of his base salary. Bonus payment represents one times his maximum bonus opportunity for fiscal year 2013.
(3)  Base salary payment represents cash severance payments based on the executive’s salary at September 30, 2013, in an amount equal to one year of this base salary.
(4)  Represents the aggregate amount of all premiums payable for the continuing of the executive’s health benefits for the applicable severance period, based on the amounts of such premiums at September 30, 2013.
With Change in Control
The following table sets forth severance payments and benefits that we would have been obligated to pay to the named executive officers who were employed by us at September 30, 2013, assuming a triggering event had occurred under each of their respective agreements as of September 30, 2013 in connection with a change in control of Vitesse:

	Termination With Change in Control
	Base Salary Payment	Bonus Payment	Continuation of Benefits(4)	Acceleration of Vesting of Equity Awards(5)	Total Payout
Christopher R. Gardner (1)	$788,000	$1,576,000	$15,224	$951,498	$3,330,722
Martin S. McDermut (2)	285,000	342,000	39,594	260,220	926,814
Dr. Martin C. Nuss (3)	207,885	176,250	20,277	214,674	619,086

(1)  Base salary payment represents cash severance payments based on the executive’s salary at September 30, 2013, in an amount equal to two years of his base salary. Bonus payment represents the sum of (i) two times his maximum bonus opportunity for fiscal year 2013 and (ii) one times his target bonus opportunity for fiscal year 2013.
(2)  Base salary payment represents cash severance payments based on the executive’s salary at September 30, 2013, in an amount equal to one year of his base salary. Bonus payment represents two times his maximum bonus opportunity for fiscal year 2013.

(3)  Base salary payment represents cash severance payments based on the executive’s salary at September 30, 2013, in an amount equal to the sum of 9 months of his base salary plus one week of base salary for every 12 months of his employment with us. Bonus payment represents 150% of his maximum bonus opportunity for fiscal year 2013.
(4)  Represents the aggregate amount of all premiums payable for the continuing of the executive’s health benefits for the applicable severance period, based on the amounts of such premiums at September 30, 2013.
(5)  Represents the value of accelerated “in the money” stock options and restricted stock awards using the closing price of our common stock on September 30, 2013 of $3.04 per share.
Risk Assessment Regarding Compensation Policies and Practices
Our compensation program for employees does not create incentives for excessive risk taking by our employees or involve risks that are reasonably likely to have a material adverse effect on Vitesse. Our base salary component of compensation does not encourage risk-taking because it is a fixed amount. Our executive bonus plan for senior executives and our equity compensation awards have the following risk-limiting characteristics:

•	Cash awards to each executive officer are set in a market range and are limited by the terms of the executive bonus plan for senior executives to a fixed maximum specified in the plan;

•	Cash awards are made based on a review of a variety of indicators of performance, thus diversifying the risk associated with any single indicator of performance;

•	Neither cash nor equity awards are not tied to formulas that could focus executives on specific short-term outcomes;

•
Members of the Compensation Committee approve the final cash incentive awards made under the executive bonus plan for senior executives in their discretion, after the review of executive and corporate performance;

•	Members of the Compensation Committee approve all equity awards for senior executives in their discretion;

•	An equity award's value is delivered in the form of stock and options that vest over multiple years, which aligns the interests of executive officers to long-term shareholder interests; and

•
Equity and cash awards, as well as profits realized upon the sale of our securities, may be recovered by us should a restatement of earnings occur upon which incentive compensation awards were based, or in the event of certain other wrong-doing by the recipient.

Certain Relationships and Related Person Transactions
Review and Approval of Related Person Transaction
In accordance with the charter for the Audit Committee of our Board, the members of the Audit Committee, all of whom are independent directors, review and approve in advance any proposed related person transactions. Additionally, from time-to-time our Board may directly consider these transactions. We will report all such material related person transactions under applicable accounting rules and SEC rules and regulations. For purposes of these procedures, the individuals and entities that are considered “related persons” include:

•	Any of our directors, nominees for director and executive officers;

•	Any person known to be the beneficial owner of five percent or more of our common stock (a “5% Stockholder”); and

•	Any immediate family member, as defined in Item 404(a) of Regulation S-K, of a director, nominee for director, executive officer and 5% Stockholder.
The Audit Committee is responsible for reviewing, in consultation with counsel, reports and disclosures of insider and affiliated party transactions and compliance with our policy and procedures with respect to related party transactions. Our policies and procedures regarding related party transactions are evidenced in writing by our Code of Business Conduct and Ethics. The Code requires all directors, officers and employees to discharge their responsibilities solely on the basis of the Company's best interests, independent of personal interests, considerations or relationships. The Code also requires anyone who personally becomes involved in a situation that gives rise to an actual or potential conflict of interest to immediately notify our Human Resources department. The Code requires members of our Board to take all reasonable steps to avoid conflicts of interest with the Company. Additionally, the Code requires members of our Board to promptly disclose to the Chairperson of our Nominating and Corporate Governance Committee any situation that involves, or may reasonably be expected to involve, a conflict of interest with the Company. The charter of our Board's Nominating and Corporate Governance Committee provides that this committee will review potential conflicts of interest involving members of our Board and will determine whether such director or directors may vote on any issue as to which there may be a conflict.
Reportable Related Person Transactions
Since October 1, 2012, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party, in which the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee Report does not constitute soliciting materials and shall not be deemed filed or incorporated by reference into any other filings by us under the Securities Act of 1933 or the Exchange Act, except to the extent we specifically incorporate this Audit Committee Report by reference therein.
The Audit Committee hereby reports as follows:

1.
Management has primary responsibility for the accuracy and fairness of the Company's consolidated financial statements as well as the processes employed to prepare the financial statements, and the system of internal control over financial reporting.

2.
The Audit Committee represents the Board of Directors in discharging its responsibilities relating to the Company's accounting, financial reporting, financial practices, and system of internal controls. As part of its oversight role, the Audit Committee has reviewed and discussed with Company's management the Company's audited consolidated financial statements included in its annual report on Form 10-K for the fiscal year ended September 30, 2013.

3.
The Audit Committee has discussed with the Company's independent registered public accounting firm, BDO USA, LLP, the overall scope of and plans for their audit. The Audit Committee has met with and without management present, to discuss the Company's financial reporting processes and system of internal control over financial reporting in addition to those matters required to be discussed by Statement on Auditing Standards No. 61 as amended (AICPA, Professional Standards, Vol. I AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

4.
The Audit Committee has received the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with BDO USA, LLP their independence.

5.
Based on the review and discussions referred to in paragraphs (1) through (4) above, the Audit Committee recommended to the Board of Directors and the Board of Directors has approved the inclusion of the audited financial statements in the Company's annual report on Form 10-K for the fiscal year ended September 30, 2013, for filing with SEC.

Respectfully submitted by
THE AUDIT COMMITTEE

James H. Hugar, Chairman
Scot B. Jarvis
Edward Rogas, Jr.

OTHER MATTERS
We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the form proxy to vote the shares they represent as our Board may recommend.

By Order of the Board of Directors,

Camarillo, California	Christopher R. Gardner
December 23, 2013	President and Chief Executive Officer

APPENDIX A

VITESSE SEMICONDUCTOR CORPORATION
AMENDED AND RESTATED
2011 EMPLOYEE STOCK PURCHASE PLAN

        The Vitesse Semiconductor Corporation 2011 Employee Stock Purchase Plan is comprised of two sub-plans as set forth below, each of which is intended to constitute a separate offering: The Vitesse Semiconductor Corporation U.S. Employee Stock Purchase Plan and the Vitesse Semiconductor Corporation International Employee Stock Purchase Plan.
        The number of shares of the Common Stock of Vitesse Semiconductor Corporation reserved for sale and authorized for issuance pursuant to the Vitesse Semiconductor Corporation 2011 Employee Stock Purchase Plan, comprised of the Vitesse Semiconductor Corporation U.S. Employee Stock Purchase Plan and the Vitesse Semiconductor Corporation International Employee Stock Purchase Plan, is 5,500,000 shares, subject to adjustment as set forth in Section 9 of each sub-plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.
VITESSE SEMICONDUCTOR CORPORATION
U.S. EMPLOYEE STOCK PURCHASE PLAN
SECTION 1.    PURPOSE
        The purpose of this Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of this Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

SECTION 2.    DEFINITIONS
        Certain terms used in this Plan have the meanings set forth in Appendix A.

SECTION 3.    ELIGIBILITY REQUIREMENTS
3.1   Initial Eligibility
        Except as provided in Section 3.2, each Employee shall become eligible to participate in the Plan in accordance with Section 4 on the first Enrollment Date on or following the later of (a) the date on which such Employee completes six (6) months of employment; and (b) the Effective Date. Participation in the Plan is entirely voluntary.
3.2   Limitations on Eligibility
        The following Employees are not eligible to participate in the Plan:
        (a)   Employees who have been employed less than six (6) months;
        (b)   Employees whose customary employment is twenty (20) hours or less per week; and
        (c)   Employees who, immediately upon purchasing Shares under the Plan, would own directly or indirectly, an aggregate of five percent (5%) or more of the total combined voting power or value of all outstanding shares of all classes of stock of the Company or any Subsidiary (and for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the Employee may purchase under outstanding options shall be treated as stock owned by the Employee).

SECTION 4.    ENROLLMENT

        Any Eligible Employee may enroll in the Plan for any Offering Period by completing and signing an enrollment election form or by such other means as the Committee shall prescribe and submitting such enrollment election to the Company in accordance with procedures established by the Committee on or before the Cut-Off Date with respect to such Offering Period. Unless otherwise determined by the Committee, the enrollment election and the designated rate of payroll deduction shall continue for future Offering Periods unless the Participant changes or cancels the enrollment election or designated rate of payroll deduction prior to the Cut-Off Date.

SECTION 5.    GRANT OF OPTIONS ON ENROLLMENT
5.1   Option Grant
        Enrollment by an Eligible Employee in the Plan as of an Enrollment Date will constitute the grant by the Company to such Participant of an option on such Enrollment Date to purchase Shares from the Company pursuant to the Plan.
5.2   Option Expiration
        An option granted to a Participant pursuant to this Plan shall expire, if not terminated for any reason first, on the earliest to occur of: (a) the end of the Offering Period in which such option was granted; (b) the completion of the purchase of Shares under the option under Section 7; or (c) the date on which participation of such Participant in the Plan terminates for any reason.
5.3   Purchase of Shares
        An option granted to a Participant under the Plan shall give the Participant a right to purchase on a Purchase Date the largest number of whole Shares, as determined by the Committee, which the funds accumulated in the Participant’s Account as of such Purchase Date will purchase at the applicable Purchase Price; provided, however, that such option shall be for a maximum number of shares determined by dividing $25,000 by the Fair Market Value of the Shares on the first day of the applicable Offering Period; provided, further, that the Committee may, in its discretion, limit the number of Shares purchased by each Participant in any Purchase Period.
        Notwithstanding anything to the contrary herein, to the extent required by Section 423 of the Code, no Employee shall be granted an option under the Plan (or any other plan of the Company or a Subsidiary intended to qualify under Section 423 of the Code) which would permit the Employee to purchase Shares under the Plan (and such other plan) in any calendar year with a Fair Market Value (determined at the time such option is granted) in excess of $25,000 and any payments made by a Participant in excess of this limitation shall be returned to the Participant in accordance with procedures established by the Committee.

SECTION 6.    PAYMENT
        The Committee may designate the time and manner for payment of Shares to be purchased during the Purchase Period, including, but not limited to, through payroll deductions from Eligible Compensation, the terms and conditions of which are designated by the Committee. Payment amounts shall be credited on a bookkeeping basis to a Participant’s Account under this Plan. All payment amounts may be used by the Company for any purpose and the Company shall have no obligation to segregate such funds. No interest accrues on payments by Participants.

SECTION 7.    PURCHASE OF SHARES
7.1   Option Exercise
        Any option held by the Participant that was granted under this Plan and that remains outstanding as of a Purchase Date shall be deemed to have been exercised on such Purchase Date for the number of whole Shares, as determined by the Committee, which the funds accumulated in the Participant’s Account as of the Purchase Date will purchase at the applicable Purchase Price (but not in excess of the number of Shares for which options have been granted to the Participant pursuant to Section 5.3). Options for other Shares for which options have been granted that are not purchased on the last Purchase Date during the Offering Period shall terminate. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of

1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of an option, the Committee may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares.
7.2   Refund of Excess Amount
        If, after a Participant’s exercise of an option under Section 7.1, an amount remains credited to the Participant’s Account as of a Purchase Date, then the remaining amount shall be (a) if no further Purchase Periods are immediately contemplated by the Committee, distributed to the Participant as soon as administratively feasible, or (b) if another Purchase Period is contemplated by the Committee, carried forward in the Account for application to the purchase of Shares on the next following Purchase Date.
7.3   Employees of Subsidiary
        In the case of Participants employed by a Designated Subsidiary, the Committee may provide for Shares to be sold through the Subsidiary to such Participants, to the extent consistent with Section 423 of the Code.
7.4   Pro Rata Allocation
        If the total number of Shares for which options are or could be exercised on any Purchase Date in accordance with this Section 7, when aggregated with all Shares for which options have been previously exercised under this Plan, exceeds the maximum number of Shares reserved in Section 12, the Company may, in accordance with Section 12, allocate the Shares available for delivery and distribution in the ratio that the balance in each Participant’s Account bears to the aggregate balances of all Participants’ Accounts, and the remaining balance of the amount credited to the Account of each Participant under the Plan shall be returned to him or her as promptly as possible.
7.5   Notice of Disposition
        If a Participant or former Participant sells, transfers or otherwise makes a disposition of Shares purchased pursuant to an option granted under the Plan if such Participant or former Participant is subject to United States federal income tax, then such Participant or former Participant shall notify the Company or the Employer in writing of such sale, transfer or other disposition within ten (10) days of the consummation of such sale, transfer or other disposition. Without limitation on the Participant or former Participant’s ability to sell, transfer or otherwise make a disposition of Shares and without limitation on Section 11.2, Participants and former Participants must maintain any Shares purchased pursuant to an option granted under the Plan within two (2) years after the date such option is granted or within one (1) year after the date such Shares were transferred to the Participant at the broker designated by the Committee, unless the Committee determines otherwise.

SECTION 8.    WITHDRAWAL FROM THE PLAN, TERMINATION
OF EMPLOYMENT, AND LEAVE OF ABSENCE
8.1   Withdrawal From the Plan
        A Participant may withdraw all funds accumulated in the Participant’s Account from the Plan with respect to a future Purchase Period by delivering a notice of withdrawal to the Company or the Employer (in a manner prescribed by the Committee) at any time up to but not including the thirty (30) days prior to the Enrollment Date next following the date such notice of withdrawal is delivered, or at such shorter time in advance of such Enrollment Date as the Committee may permit. If a notice of complete withdrawal as described in the preceding sentence is timely received, the Company or the Employer will cease the Participant’s payroll withholding for the Plan in accordance with timing and other procedures established by the Committee. An Employee who has withdrawn with respect to a future Purchase Period may not return funds to the Company or the Employer during that Purchase Period and require the Company or the Employer to apply those funds to the purchase of Shares. Any Eligible Employee who has withdrawn from the Plan may, however, re-enroll in the Plan on the next subsequent Enrollment Date, if any.
8.2   Termination of Participation
        Participation in the Plan terminates immediately on the date on which a Participant ceases to be employed by the Company or the Employer for any reason whatsoever or otherwise ceases to be an Eligible Employee, and all funds then accumulated in the Participant’s Account shall not be used to purchase Shares, but shall instead be distributed to the Participant as soon as administratively feasible.
8.3   Leaves of Absence
        If a Participant takes a leave of absence, such Participant shall have the right, in accordance with procedures prescribed by the Committee, to elect to withdraw from the Plan in accordance with Section 8.1. To the extent determined by the Committee or required by Section 423 of the Code, certain leaves of absence may be treated as cessations of employment for purposes of the Plan.

SECTION 9.    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION,
DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE
9.1   Adjustments Upon Changes in Capitalization
        Subject to any required action by the stockholders of the Company, the right to purchase Shares of Common Stock covered by a current Offering Period and the number of Shares which have been authorized for issuance under the Plan for any future Offering Period, the maximum number of Shares each Participant may purchase each Offering Period (pursuant to Section 5.3 hereof), as well as the price per Share and the number of Shares covered by each right under the Plan which have not yet been purchased shall be proportionately adjusted in the sole discretion of the Committee for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, extraordinary cash dividend, combination or reclassification of the Common Stock, or recapitalization, reorganization, consolidation, split-up, spin-off, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company. Except as expressly provided otherwise by the Committee, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares.
9.2   Adjustment Upon Dissolution, Liquidation, Merger or Asset Sale
        Without limitation on the preceding provisions, in the event of any dissolution, liquidation, merger, consolidation, sale of all or substantially all of the Company’s outstanding voting securities, sales, lease, exchange or other transfer of all or substantially all of the Company’s assets, or any similar transaction as determined by the Committee in its sole discretion, the Committee may make such adjustment it deems appropriate to prevent dilution or enlargement of rights in the number and class of Shares which may be delivered under Section 12, in the number, class of or price of Shares available for purchase under the Plan and in the number of Shares which a Participant is entitled to purchase and any other adjustments it deems appropriate. Without limiting the Committee’s authority under this Plan, in the event of any such transaction, the Committee may elect to have the options hereunder assumed or such options substituted by a successor entity, to terminate all outstanding options either prior to their expiration or upon completion of the purchase of Shares on the next Purchase Date, to shorten the Offering Period by setting a new Purchase Date, or to take such other action deemed appropriate by the Committee.
SECTION 10.    DESIGNATION OF BENEFICIARY
        Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom the amount in his or her Account is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant’s lifetime. In the absence of any such designation, any Account balance remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

SECTION 11.    ADMINISTRATION
11.1 Administration by Committee
        The Plan shall be administered by the Committee. The Committee shall have the authority to delegate duties to officers, directors or employees of the Company.
11.2 Authority of Committee

        The Committee shall have the full and exclusive discretionary authority to construe and interpret the Plan and options granted under it; to establish, amend, and revoke rules and regulations for administration of the Plan (including, without limitation, the determination and change of Offering Periods, Purchase Periods and payment procedures, the requirement that Shares be held by a specified broker, and the establishment of the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars); to determine all questions of eligibility, disputed claims and policy that may arise in the administration of the Plan; to make any changes to the Plan or its operations to reduce or eliminate any unfavorable legal, accounting or other consequences to the extent deemed appropriate by the Committee; and, generally, to exercise such powers and perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company, including, but not limited to, designating from time to time which Subsidiaries of the Company shall be part of the Employer. The Committee’s determinations as to the interpretation and operation of this Plan shall be final and conclusive and each action of the Committee shall be binding on all persons.
        In exercising the powers described in the foregoing paragraph, the Committee may adopt special or different rules for the operation of the Plan including, but not limited to, rules which allow employees of any foreign Subsidiary to participate in, and enjoy the tax benefits offered by, the Plan; provided that such rules shall not result in any grantees of options having different rights and/or privileges under the Plan in violation of Section 423 of the Code nor otherwise cause the Plan to fail to satisfy the requirements of Section 423 of the Code and the regulations thereunder.
11.3 Administrative Modifications
        The Plan provisions relating to the administration of the Plan may be modified by the Committee from time to time as may be desirable to satisfy any requirements of or under the federal securities and/or other applicable laws of the United States, to obtain any exemption under such laws, or to reduce or eliminate any unfavorable legal, accounting or other consequences or for any other purpose deemed appropriate by the Committee.

SECTION 12.    NUMBER OF SHARES
        Subject to adjustment as set forth in Section 9, the number of Shares reserved for sale and authorized for issuance pursuant to the Vitesse Semiconductor Corporation 2011 Employee Stock Purchase Plan is 5,500,000 shares and, therefore, the number of Shares authorized for issuance pursuant to the Plan is the number of Shares specified above less the number of Shares issued pursuant to the Vitesse Semiconductor Corporation International Employee Stock Purchase Plan. If any option granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such option shall again become available for the Vitesse Semiconductor Corporation 2011 Employee Stock Purchase Plan. If on a given Purchase Date, the number of Shares with respect to which options are to be exercised exceeds the number of Shares then available under the Plan, the Committee shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as shall be practical and as it shall determine to be equitable.

SECTION 13.    MISCELLANEOUS
13.1 Restrictions on Transfer
        Options granted under the Plan to a Participant may not be exercised during the Participant’s lifetime other than by the Participant. Neither amounts credited to a Participant’s Account nor any rights with respect to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 8.1.
13.2 Administrative Assistance
        If the Committee in its discretion so elects, it may retain a brokerage firm, bank or other financial institution to assist in the purchase of Shares, delivery of reports or other administrative aspects of the Plan. If the Committee so elects, each Participant shall (unless prohibited by applicable law) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. Shares purchased by a Participant under the Plan shall be held in the Account in the Participant’s name, or if the Participant so indicates in the enrollment form, in the Participant’s name together with the name of his or her spouse in joint tenancy with right of survivorship or spousal community property, or in certain forms of trust approved by the Committee.

13.3 Treatment of Non-U.S. Participants
        Participants who are employed by non-U.S. Designated Subsidiaries, who are paid in foreign currency, and who contribute foreign currency to the Plan through contributions or payroll deductions will have such contributions converted to U.S. dollars. The exchange rate and method for such conversion will be determined as prescribed by the Committee. In no event will any procedure implemented for dealing with exchange rate fluctuations that may occur during an Offering Period result in a purchase price below the Purchase Date Price permitted under the Plan. Each Participant shall bear the risk of any currency exchange fluctuations (if applicable) between the date on which any Participant contributions are converted to U.S. dollars and the following Purchase Date.
13.4 Withholding
        The Company or any Employer shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any member of the Employer, an amount sufficient to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.
13.5 Equal Rights and Privileges
        All Eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Notwithstanding the express terms of the Plan, any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company or the Committee be reformed to comply with the requirements of Section 423 of the Code. This Section 13.5 shall take precedence over all other provisions in the Plan.
13.6 Applicable Law
        The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.
13.7 Amendment and Termination
        The Board may amend, alter or terminate the Plan at any time; provided, however, that (1) the Plan may not be amended in a way which will cause rights issued under the Plan to fail to meet the requirements of Section 423 of the Code; and (2) no amendment that would amend or modify the Plan in a manner requiring stockholder approval under Section 423 of the Code or the requirements of any securities exchange on which the Shares are traded shall be effective unless such stockholder approval is obtained. In addition, the Committee may amend the Plan as provided in Section 11.3, subject to the conditions set forth in this Section 13.7.
        If the Plan is terminated, the Committee may elect to terminate all outstanding options either prior to their expiration or upon completion of the purchase of Shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds accumulated in Participants’ Accounts as of the date the options are terminated shall be returned to the Participants as soon as administratively feasible.
13.8 No Right of Employment
        Neither the grant nor the exercise of any rights to purchase Shares under this Plan nor anything in this Plan shall impose upon the Company or a member of the Employer any obligation to employ or continue to employ any Employee. The right of the Company or a member of the Employer to terminate any Employee shall not be diminished or affected because any rights to purchase Shares have been granted to such Employee.
13.9 Rights as Shareholder
        No Participant shall have any rights as shareholder unless and until Shares have been issued to him or her.
13.10  Governmental Regulation
        The Company’s obligation to sell and deliver Shares under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such Shares.

13.11  Gender
        When used herein, masculine terms shall be deemed to include the feminine, except when the context indicates to the contrary.
13.12  Condition for Participation
        As a condition to participation in the Plan, Eligible Employees agree to be bound by the terms of the Plan (including, without limitation, the notification and holding requirements of Section 7.5) and the determinations of the Committee.
APPENDIX A-1
DEFINITIONS
        As used in the Plan,
        ”Account” means a recordkeeping account maintained for a Participant to which Participant contributions and payroll deductions, if applicable, shall be credited.
        ”Board” means the Board of Directors of the Company.
        ”Code” means the Internal Revenue Code of 1986, as amended.
        ”Committee” means the Compensation Committee or any other committee appointed by the Board to administer the Plan.
        ”Common Stock” means the Common Stock of the Company.
        ”Company” means Vitesse Semiconductor Corporation, a Delaware corporation.
        ”Cut-Off Date” means the date established by the Committee from time to time by which enrollment forms must be received prior to an Enrollment Date.
        ”Designated Subsidiary” means any Subsidiary which has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan and which has adopted the Plan with the approval of the Committee in its sole and absolute discretion.
        ”Effective Date” means the first trading day for the Common Stock on the NASDAQ Stock Market, the New York Stock Exchange or other applicable trading market after the date on which the Plan is approved by the Company’s stockholders.
        ”Eligible Compensation” means all base gross earnings, including such amounts of gross earnings as are deferred by an Eligible Employee (a) under a qualified cash or deferred arrangement described in Section 401(k) of the Code or (b) to a plan qualified under Section 125 of the Code. Eligible Compensation does not include overtime, cash bonuses, commissions, severance pay, hiring and relocation bonuses, pay in lieu of vacations or sabbaticals, sick leave, gain from stock option exercises or any other special payments.
        ”Eligible Employee” means an Employee eligible to participate in the Plan in accordance with Section 3.
        ”Employee” means any individual who is an employee of the Employer for tax purposes.
        ”Employer” means the Company or any Designated Subsidiary of the Company by which an Employee is employed.
        ”Enrollment Date” means the first Trading Day of an Offering Period.
        ”Exchange Act” means the Securities Exchange Act of 1934, as amended.
        ”Fair Market Value” means, as of any date, the closing price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.
        ”Grant Date” means a date on which an Eligible Employee is granted an option under the Plan pursuant to Section 5.
        ”Grant Price” means the Fair Market Value of a Share on the Grant Date for such option.

        ”Offering Period” means the period beginning and ending on the dates designated by the Committee; provided, that each period shall in no event end later than twenty-seven (27) months from the Grant Date. The Offering Period may but need not be the same as the Purchase Period, as determined by the Committee.
        ”Participant” means an Eligible Employee who has enrolled in the Plan pursuant to Section 4.
        ”Plan” means this Vitesse Semiconductor Corporation U.S. Employee Stock Purchase Plan.
        ”Purchase Date” with respect to a Purchase Period means the last Trading Day in such Purchase Period.
        ”Purchase Date Price” means the Fair Market Value of a Share on the applicable Purchase Date.
        ”Purchase Period” means the period beginning and ending on the dates designated by the Committee; provided, that each period shall, in no event end later than twenty-seven (27) months from the Grant Date.
        ”Purchase Price” means the price designated by the Committee, at which each Share may be purchased under any option, but in no event less than eighty-five percent (85%) of the lesser of:
(1) The Grant Price and
(2) The Purchase Date Price.
        ”Shares” means shares of the Company’s Common Stock.
        ”Subsidiary” means a corporation, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.
        ”Trading Day” means a day on which the New York Stock Exchange, the NASDAQ Stock Market or other alternative exchange or service on which the Common Stock is traded, listed or quoted is open for trading.

VITESSE SEMICONDUCTOR CORPORATION
AMENDED AND RESTATED
INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
SECTION 1.    PURPOSE
        The purpose of this Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company.

SECTION 2.    DEFINITIONS
        Certain terms used in this Plan have the meanings set forth in Appendix A.

SECTION 3.    ELIGIBILITY REQUIREMENTS
3.1   Initial Eligibility
        Except as provided in Section 3.2, each Employee shall become eligible to participate in the Plan in accordance with Section 4 on the first Enrollment Date on or following the later of (a) the date on which such Employee completes six (6) months of employment or such shorter period determined appropriate by the Committee; and (b) the Effective Date. Participation in the Plan is entirely voluntary.
3.2   Limitations on Eligibility
        The following Employees are not eligible to participate in the Plan:
(a) Employees who have been employed less than six (6) months or such shorter period determined appropriate by the Committee; and

(b) Unless otherwise determined appropriate by the Committee, Employees whose customary employment is twenty (20) hours or less per week.

SECTION 4.    ENROLLMENT
        Any Eligible Employee may enroll in the Plan for any Offering Period by completing and signing an enrollment election form or by such other means as the Committee shall prescribe and submitting such enrollment election to the Company in accordance with procedures established by the Committee on or before the Cut-Off Date with respect to such Offering Period. Unless otherwise determined by the Committee, the enrollment election and the designated rate of payroll deduction shall continue for future Offering Periods unless the Participant changes or cancels the enrollment election or designated rate of payroll deduction prior to the Cut-Off Date.

SECTION 5.    GRANT OF OPTIONS ON ENROLLMENT
5.1   Option Grant
        Enrollment by an Eligible Employee in the Plan as of an Enrollment Date will constitute the grant by the Company to such Participant of an option on such Enrollment Date to purchase Shares from the Company pursuant to the Plan.
5.2   Option Expiration
        An option granted to a Participant pursuant to this Plan shall expire, if not terminated for any reason first, on the earliest to occur of: (a) the end of the Offering Period in which such option was granted; (b) the completion of the purchase of Shares under the option under Section 7; or (c) the date on which participation of such Participant in the Plan terminates for any reason.

5.3   Purchase of Shares
        An option granted to a Participant under the Plan shall give the Participant a right to purchase on a Purchase Date the largest number of whole Shares, as determined by the Committee, which the funds accumulated in the Participant’s Account as of such Purchase Date will purchase at the applicable Purchase Price; provided, however, that the Committee may, in its discretion, limit the number of Shares purchased by each Participant in any Purchase Period.

SECTION 6.    PAYMENT
        The Committee may designate the time and manner for payment of Shares to be purchased during the Purchase Period, including, but not limited to, through payroll deductions from Eligible Compensation, the terms and conditions of which are designated by the Committee. Payment amounts shall be credited on a bookkeeping basis to a Participant’s Account under this Plan. All payment amounts may be used by the Company for any purpose and the Company shall have no obligation to segregate such funds. No interest accrues on payments by Participants.

SECTION 7.    PURCHASE OF SHARES
7.1   Option Exercise
        Any option held by the Participant that was granted under this Plan and that remains outstanding as of a Purchase Date shall be deemed to have been exercised on such Purchase Date for the number of whole Shares, as determined by the Committee, that the funds accumulated in the Participant’s Account as of the Purchase Date will purchase at the applicable Purchase Price (but not in excess of the number of Shares for which options have been granted to the Participant pursuant to Section 5.3). Options for other Shares for which options have been granted that are not purchased on the last Purchase Date during the Offering Period shall terminate. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of an option, the Committee may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares.
7.2   Refund of Excess Amount
        If, after a Participant’s exercise of an option under Section 7.1, an amount remains credited to the Participant’s Account as of a Purchase Date, then the remaining amount shall be: (a) if no further Purchase Periods are immediately contemplated by the Committee, distributed to the Participant as soon as administratively feasible or (b) if another Purchase Period is contemplated by the Committee, carried forward in the Account for application to the purchase of Shares on the next following Purchase Date.
7.3   Employees of Subsidiary
        In the case of Participants employed by a Designated Subsidiary, the Committee may provide for Shares to be sold through the Subsidiary to such Participants.
7.4   Pro Rata Allocation
        If the total number of Shares for which options are or could be exercised on any Purchase Date in accordance with this Section 7, when aggregated with all Shares for which options have been previously exercised under this Plan, exceeds the maximum number of Shares reserved in Section 12, the Company may, in accordance with Section 12, allocate the Shares available for delivery and distribution in the ratio that the balance in each Participant’s Account bears to the aggregate balances of all Participants’ Accounts, and the remaining balance of the amount credited to the Account of each Participant under the Plan shall be returned to him or her as promptly as possible.

SECTION 8.    WITHDRAWAL FROM THE PLAN, TERMINATION
OF EMPLOYMENT, AND LEAVE OF ABSENCE

8.1   Withdrawal From The Plan
        A Participant may withdraw all funds accumulated in the Participant’s Account from the Plan for the next future Purchase Period by delivering a notice of withdrawal to the Company or the Employer (in a manner prescribed by the Committee) at any time up to but not including the thirty (30) days prior to the Enrollment Date next following the date such notice of withdrawal is delivered, or at such shorter time in advance of such Enrollment Date as the Committee may permit. If a notice of complete withdrawal as described in the preceding sentence is timely received, the Company or the Employer will cease the Participant’s payroll withholding for the Plan in accordance with timing and other procedures established by the Committee. An Employee who has withdrawn from a future Purchase Period may not return funds to the Company or the Employer during that Purchase Period and require the Company or the Employer to apply those funds to the purchase of Shares. Any Eligible Employee who has withdrawn from the Plan may, however, re-enroll in the Plan on the next subsequent Enrollment Date, if any.
8.2   Termination of Participation
        Participation in the Plan terminates immediately on the date on which a Participant ceases to be employed by the Company or the Employer for any reason whatsoever or otherwise ceases to be an Eligible Employee, and all funds then accumulated in the Participant’s Account shall not be used to purchase Shares, but shall instead be distributed to the Participant as soon as administratively feasible.
8.3   Leaves of Absence
        If a Participant takes a leave of absence, such Participant shall have the right, in accordance with procedures prescribed by the Committee, to elect to withdraw from the Plan in accordance with Section 8.1. To the extent determined by the Committee, certain leaves of absence may be treated as cessations of employment for purposes of the Plan.

SECTION 9.    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION,
DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE
9.1   Adjustments Upon Changes in Capitalization
        Subject to any required action by the stockholders of the Company, the right to purchase Shares of Common Stock covered by a current Offering Period and the number of Shares which have been authorized for issuance under the Plan for any future Offering Period, the maximum number of Shares each Participant may purchase each Offering Period (pursuant to Section 5.3 hereof), as well as the price per Share and the number of Shares covered by each right under the Plan which have not yet been purchased shall be proportionately adjusted in the sole discretion of the Committee for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, extraordinary cash dividend, combination or reclassification of the Common Stock, or recapitalization, reorganization, consolidation, split-up, spin-off, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company. Except as expressly provided otherwise by the Committee, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares.
9.2   Adjustments Upon Dissolution, Liquidation, Merger or Sale of Assets
        Without limitation on the preceding provisions, in the event of any dissolution, liquidation, merger, consolidation, sale of all or substantially all of the Company’s outstanding voting securities, sales, lease, exchange or other transfer of all or substantially all of the Company’s assets, or any similar transaction as determined by the Committee in its sole discretion, the Committee may make such adjustment it deems appropriate to prevent dilution or enlargement of rights in the number and class of Shares which may be delivered under Section 12, in the number, class of or price of Shares available for purchase under the Plan and in the number of Shares which a Participant is entitled to purchase and any other adjustments it deems appropriate. Without limiting the Committee’s authority under this Plan, in the event of any such transaction, the Committee may elect to have the options hereunder assumed or such options substituted by a successor entity, to terminate all outstanding options either prior to their expiration or upon completion of the purchase of Shares on the next Purchase Date, to shorten the Offering Period by setting a new Purchase Date, or to take such other action deemed appropriate by the Committee.

SECTION 10.    DESIGNATION OF BENEFICIARY

        Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom the amount in his or her Account is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant’s lifetime. In the absence of any such designation, any Account balance remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

SECTION 11.    ADMINISTRATION
11.1 Administration by Committee
        The Plan shall be administered by the Committee. The Committee shall have the authority to delegate duties to officers, directors or employees of the Company.
11.2 Authority of Committee
        The Committee shall have the full and exclusive discretionary authority to construe and interpret the Plan and options granted under it; to establish, amend, and revoke rules and regulations for administration of the Plan (including, without limitation, the determination and change of Offering Periods, Purchase Periods and payment procedures, the requirement that Shares be held by a specified broker, and the establishment of the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars); to determine all questions of eligibility, disputed claims and policy that may arise in the administration of the Plan; to make any changes to the Plan or its operations to reduce or eliminate any unfavorable legal, accounting or other consequences to the extent deemed appropriate by the Committee; and, generally, to exercise such powers and perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company, including, but not limited to, designating from time to time which Subsidiaries of the Company shall be part of the Employer. The Committee’s determinations as to the interpretation and operation of this Plan shall be final and conclusive and each action of the Committee shall be binding on all persons. The Committee may adopt special or different rules for the operation of the Plan for different Participants, including, but not limited to, rules designed to accommodate the practices of the applicable jurisdiction.
11.3 Administrative Modification
        The Plan provisions relating to the administration of the Plan may be modified by the Committee from time to time as may be desirable to satisfy any requirements of or under the securities or other applicable laws of the United States or other jurisdiction, to obtain any exemption under such laws, or to reduce or eliminate any unfavorable legal, accounting or other consequences or for any other purpose deemed appropriate by the Committee.

SECTION 12.    NUMBER OF SHARES
        Subject to adjustment as set forth in Section 9, the number of Shares reserved for sale and authorized for issuance pursuant to the Vitesse Semiconductor Corporation 2011 Employee Stock Purchase Plan is 5,500,000 shares and, therefore, the number of Shares authorized for issuance pursuant to the Plan is the number of Shares specified above less the number of Shares issued pursuant to the Vitesse Semiconductor Corporation U.S. Employee Stock Purchase Plan. If any option granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such option shall again become available for the Vitesse Semiconductor Corporation 2011 Employee Stock Purchase Plan. If on a given Purchase Date, the number of Shares with respect to which options are to be exercised exceeds the number of Shares then available under the Plan, the Committee shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as shall be practical and as it shall determine to be equitable.

SECTION 13.    MISCELLANEOUS
13.1 Restrictions on Transfer
        Options granted under the Plan to a Participant may not be exercised during the Participant’s lifetime other than by the Participant. Neither amounts credited to a Participant’s Account nor any rights with respect to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 8.1.
13.2 Administrative Assistance
        If the Committee in its discretion so elects, it may retain a brokerage firm, bank or other financial institution to assist in the purchase of Shares, delivery of reports or other administrative aspects of the Plan. If the Committee so elects, each Participant shall (unless prohibited by applicable law) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. Shares purchased by a Participant under the Plan shall be held in the Account in the Participant’s name, or if the Participant so indicates in the enrollment form, in the Participant’s name together with the name of his or her spouse in joint tenancy with right of survivorship or spousal community property, or in certain forms of trust approved by the Committee.
13.3 Treatment of Non-U.S. Participants
        Participants who are employed by non-U.S. Designated Subsidiaries, who are paid in foreign currency, and who contribute foreign currency to the Plan through contributions or payroll deductions will have such contributions converted to U.S. dollars. The exchange rate and method for such conversion will be determined as prescribed by the Committee. Each Participant shall bear the risk of any currency exchange fluctuations (if applicable) between the date on which any Participant contributions are converted to U.S. dollars and the following Purchase Date.
13.4 Withholding
        The Company or any Employer shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any member of the Employer, an amount sufficient to satisfy taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.
13.5 Applicable Law
        The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Oregon.
13.6 Amendment and Termination
        The Board may amend, alter or terminate the Plan at any time; provided, however, that no amendment which would amend or modify the Plan in a manner requiring stockholder approval under the requirements of any securities exchange on which the Shares are traded shall be effective unless such stockholder approval is obtained. In addition, the Committee may amend the Plan as provided in Section 11.3, subject to the conditions set forth in this Section 13.6.
        If the Plan is terminated, the Committee may elect to terminate all outstanding options either prior to their expiration or upon completion of the purchase of Shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds accumulated in Participants’ Accounts as of the date the options are terminated shall be returned to the Participants as soon as administratively feasible.
13.7 No Right of Employment
        Neither the grant nor the exercise of any rights to purchase Shares under this Plan nor anything in this Plan shall impose upon the Company or a member of the Employer any obligation to employ or continue to employ any Employee. The right of the Company or a member of the Employer to terminate any Employee shall not be diminished or affected because any rights to purchase Shares have been granted to such Employee.
13.8 Rights as Shareholder
        No Participant shall have any rights as shareholder unless and until Shares have been issued to him or her.
13.9 Governmental Regulation
        The Company’s obligation to sell and deliver Shares under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such Shares.
13.10  Gender

        When used herein, masculine terms shall be deemed to include the feminine, except when the context indicates to the contrary.
13.11  Condition for Participation
        As a condition to participation in the Plan, Eligible Employees agree to be bound by the terms of the Plan and the determinations of the Committee.
APPENDIX A

DEFINITIONS
        As used in the Plan,
        ”Account” means a recordkeeping account maintained for a Participant to which Participant contributions and payroll deductions, if applicable, shall be credited.
        ”Board” means the Board of Directors of the Company.
        ”Code” means the Internal Revenue Code of 1986, as amended.
        ”Committee” means the Compensation Committee or any other committee appointed by the Board to administer the Plan.
        ”Common Stock” means the Common Stock of the Company.
        ”Company” means Vitesse Semiconductor Corporation, a Delaware corporation.
        ”Cut-Off Date” means the date established by the Committee from time to time by which enrollment forms must be received prior to an Enrollment Date.
        ”Designated Subsidiary” means any Subsidiary which has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan and which has adopted the Plan with the approval of the Committee in its sole and absolute discretion.
        ”Effective Date” means the first trading day for the Common Stock on the NASDAQ Stock Market, the New York Stock Exchange or other applicable trading market after the date on which the Plan is approved by the Company’s stockholders.
        ”Eligible Compensation” means all base gross earnings, including such amounts of gross earnings as are deferred by an Eligible Employee (a) under a qualified cash or deferred arrangement described in Section 401(k) of the Code or (b) to a plan qualified under Section 125 of the Code. Eligible Compensation does not include overtime, cash bonuses, commissions, severance pay, hiring and relocation bonuses, pay in lieu of vacations or sabbaticals, sick leave, gain from stock option exercises or any other special payments.
        ”Eligible Employee” means an Employee eligible to participate in the Plan in accordance with Section 3.
        ”Employee” means any individual who is an employee of the Employer for purposes of the Plan as determined by the Committee.
        ”Employer” means the Company or any Designated Subsidiary of the Company by which an Employee is employed.
        ”Enrollment Date” means the first Trading Day of an Offering Period.
        ”Exchange Act” means the Securities Exchange Act of 1934, as amended.
        ”Fair Market Value” means, as of any date, the closing price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.
        ”Grant Date” means a date on which an Eligible Employee is granted an option under the Plan pursuant to Section 5.
        ”Grant Price” means the Fair Market Value of a Share on the Grant Date for such option.

        ”Offering Period” means the period beginning and ending on the dates designated by the Committee; provided, that each period shall in no event end later than twenty-seven (27) months from the Grant Date. The Offering Period may but need not be the same as the Purchase Period, as determined by the Committee.
        ”Participant” means an Eligible Employee who has enrolled in the Plan pursuant to Section 4.
        ”Plan” means this Vitesse Semiconductor Corporation International Employee Stock Purchase Plan.
        ”Purchase Date” with respect to a Purchase Period means the last Trading Day in such Purchase Period.
        ”Purchase Date Price” means the Fair Market Value of a Share on the applicable Purchase Date.
        ”Purchase Period” means the period beginning and ending on the dates designated by the Committee; provided, that each period shall, in no event end later than twenty-seven (27) months from the Grant Date.
        ”Purchase Price” means the price designated by the Committee, at which each Share may be purchased under any option, but in no event less than eighty-five percent (85%) of the lesser of:
(1) The Grant Price and
(2) The Purchase Date Price.
        ”Shares” means shares of the Company’s Common Stock.
        ”Subsidiary” means a corporation, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.
        ”Trading Day” means a day on which the New York Stock Exchange, the NASDAQ Stock Market or other alternative exchange or service on which the Common Stock is traded, listed or quoted is open for trading.

VITESSE®

Admission Ticket

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IMPORTANT ANNUAL MEETING INFORMATION

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

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Annual Meeting Proxy Card

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A Proposals — The Board of Directors recommends a vote FOR all nominees listed and FOR Proposals 2, 3 and 4.

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Christopher R. Gardner	☐	☐	02 - Steven P. Hanson	☐	☐	03 - James H. Hugar	☐	☐
04 - Matthew B. Frey	☐	☐	05 - Edward Rogas, Jr.	☐	☐	06 - Kenneth H. Traub	☐	☐
07 - Scot P. Jarvis	☐	☐						

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01QJ8C

2014 Annual Meeting Admission Ticket

2014 Annual Meeting of
VITESSE SEMICONDUCTOR CORPORATION

Hyatt Westlake Plaza in Thousand Oaks
880 S. Westlake Blvd.
Westlake Village, California 91361

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Directions

From Los Angeles Int'l Airport LAX:
Take Century Blvd. to 405 San Diego Freeway North to 101 West/Ventura Fwy.-North. Exit at Westlake Blvd., turn left. Pass over freeway to first signal and turn left. Hotel is on right. Distance from airport to hotel is 44 miles.

From Burbank Airport BUR:
Exit to Hollywood Way South. Turn left onto Alameda Ave. Follow signs to 134 Ventura Fwy.-West. Hwy 134 converts to 101 Ventura Fwy.-North. Exit at Westlake Blvd., turn left. Pass over freeway to first signal and turn left. Hotel is on right. Distance from airport to hotel is 33 miles.

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

VITESSE®

Proxy — VITESSE SEMICONDUCTOR CORPORATION

Notice of 2014 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — February 19, 2014

The undersigned, stockholder of Vitesse Semiconductor Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated December 23, 2013, and hereby appoints Christopher R. Gardner and Martin S. McDermut, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Vitesse Semiconductor Corporation to be held on February 19, 2014 at 9:00 a.m., local time, at the Hyatt Westlake Plaza in Thousand Oaks, 880 S. Westlake Blvd., Westlake Village, California 91361, and at any adjournment(s) thereof and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on all the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED (1) TO ENSURE AS MANY OF THE NOMINEES FOR THE ELECTION OF DIRECTORS SET FORTH IN PROPOSAL ONE ARE ELECTED AS DIRECTORS, (2) TO APPROVE AN AMENDMENT TO THE 2011 VITESSE EMPLOYEE STOCK PURCHASE PLAN, (3) TO APPROVE BY ADVISORY VOTE THE COMPENSATION OF THE COMPANY'S EXECUTIVES, (4) TO RATIFY THE SELECTION OF BDO USA, LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2014, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

VITESSE®

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ENDORSEMENT_LINE______________ SACKPACK_____________

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Stockholder Annual Meeting Notice

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Important Notice Regarding the Availability of Proxy Materials for the Vitesse Semiconductor Corporation Stockholder Meeting to be Held on February 19, 2014

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the Annual Meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and Fiscal Year 2013 annual report are available at:

www.envisionreports.com/VTSS

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Step 1: Go to **www.envisionreports.com/VTSS** to view the materials.

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Stockholder Annual Meeting Notice

Vitesse Semiconductor Corporation's Annual Meeting of Stockholders will be held on February 19, 2014 at the Hyatt Westlake Plaza in Thousand Oaks, 880 S. Westlake Blvd., Westlake Village, California 91361, at 9:00 a.m. local time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends a vote FOR all nominees listed and FOR Proposals 2, 3 and 4:

1. To elect seven directors to hold office for the ensuing year and until their successors are duly elected.
   Nominees:
   Christopher R. Gardner
   Steven P. Hanson
   James H. Hugar
   Matthew B. Frey
   Edward Rogas, Jr.
   Kenneth H. Traub
   Scot P. Jarvis
2. To approve an amendment to the 2011 Vitesse Employee Stock Purchase Plan.
3. To hold an advisory vote on executive compensation.
4. To ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2014.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the Vitesse Semiconductor Corporation 2014 Annual Meeting of Stockholders

From Los Angeles Int'l Airport LAX:
Take Century Blvd. to 405 San Diego Freeway North to 101 West/Ventura Fwy.-North. Exit at Westlake Blvd., turn left. Pass over freeway to first signal and turn left. Hotel is on right. Distance from airport to hotel is 44 miles.

From Burbank Airport BUR:
Exit to Hollywood Way South. Turn left onto Alameda Ave. Follow signs to 134 Ventura Fwy.-West. Hwy 134 converts to 101 Ventura Fwy.-North. Exit at Westlake Blvd., turn left. Pass over freeway to first signal and turn left. Hotel is on right. Distance from airport to hotel is 33 miles.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.envisionreports.com/VTSS**. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials Vitesse Semiconductor Corporation" in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by February 9, 2014.

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*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on February 19, 2014

VITESSE SEMICONDUCTOR CORPORATION

BROKER LOGO HERE

Return Address Line 1
Return Address Line 2
Return Address Line 3
51 MERCEDES WAY
EDGEWOOD NY 11717

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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Meeting Information

Meeting Type: Annual Meeting
For holders as of: December 23, 2013
Date: February 19, 2014 **Time:** 9:00 AM PST
Location: Hyatt Westlake Plaza
880 S. Westlake Blvd
Westlake Village, CA 91361

BARCODE

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Broadridge Internal Use Only
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Envelope #
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of # Sequence

0000189624_1 R1.0.0.51160

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Form 10-K 2. Notice & Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com*.

How to Request and Receive a PAPER or E-MAIL Copy:

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1) *BY INTERNET*: www.proxyvote.com
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3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before February 05, 2014 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "*legal proxy*." To do so, please follow the instructions at *www.proxyvote.com* or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

Internal Use Only

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Voting items

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors

Nominees

01 Christopher R. Gardner 02 Steven P. Hanson 03 James H. Hugar 04 Matthew B. Frey 05 Edward Rogas, Jr.
06 Kenneth H. Traub 07 Scot P. Jarvis

The Board of Directors recommends you vote FOR the following proposal(s):

3. To hold an advisory vote on executive compensation.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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Voting Instructions

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO
BANKS AND BROKERS
AS REQUIRED BY THE NEW YORK STOCK EXCHANGE

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THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

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